THIS IS A DUPLICATE FILING. THE SOLE PURPOSE OF THIS FILING IS TO GENERATE A SEPARATE CENTRAL INDEX KEY (CIK) SO THT FUTURE FILINGS RELATED TO THE
SECURITIES DESCRIBED HEREIN CAN BE INDEXED WITH OTHER FUTURE FILINGS RELATED SOLELY TO THESE SECURITIES. THIS FILING SHALL NOT BE CONSTRUED TO IMPLY THAT ANY CURRENT OFFERING OF THE SECURITIES IS IN EFFECT AND SHALL NOT BE CONSTRUED TO IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CURRENT AS OF ANY DATE OTHER THAN THE ORIGINAL DATE OF THE PROSPECTUS AND PROSPECTUS SUPPLEMENT.


PROSPECTUS SUPPLEMENT
(To Prospectus dated March 5, 2003)

                    Structured Asset Trust Unit Repackagings
                         CBT Series 2003-1 Units Trust
                                     Issuer
                                  $25,000,000
                      ("Corporate Bond TRACERS(SM) Units")

                           MS Structured Asset Corp.
                                   Depositor
                                ---------------

The CBT Series 2003-1 Units Trust is offering a single class of Units, which we refer to as the Corporate Bond TRACERS(SM) Units or the Units. Each of the Corporate Bond TRACERS Units represents an undivided interest in the CBT Series 2003-1 Units Trust. The property of the Trust initially consists of $1,000,000 principal amount of each of 25 debt securities described in this prospectus supplement and a payment agreement between the Trust and Morgan Stanley Capital Services Inc., an affiliate of the Depositor.

o The initial principal balance of each Corporate Bond TRACERS Unit is $1,000. The $25,000,000 aggregate unit principal balance of Units issued in the initial distribution will represent beneficial ownership of the initial Trust property.

o Corporate Bond TRACERS Units will initially pay 5.22% interest per year on the unit principal balance of each Unit, which is equal to the payments received under the payment agreement less expenses. Interest will be paid on the 25th day of each month or the next succeeding business day, commencing in October 2003, initially in the amounts set forth in Schedule A to this prospectus supplement.

     o Interest payments on the Corporate Bond TRACERS Units will be reduced when each underlying security matures or is redeemed and following certain corporate events relating to an issuer of an underlying security.

o Holders of the Corporate Bond TRACERS Units will be entitled to receive all distributions of principal paid on the underlying securities, less expenses in certain cases.

     o Principal payments are scheduled to be paid in the amounts and on the dates set forth in Schedule A.

                                ---------------

The Corporate Bond TRACERS Units have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The American Stock Exchange listing symbol for the Units is "TAK.A." Trading on the American Stock Exchange is expected to begin on or prior to October 9, 2003.

The Corporate Bond TRACERS Units are obligations of the Trust only and are not obligations of MS Structured Asset Corp. or any other entity.

You should read the more detailed description of the Corporate Bond TRACERS Units in this prospectus supplement and in the accompanying prospectus. In particular, you should review and understand the descriptions in "Summary" and "Description of Corporate Bond TRACERS Units" in this prospectus supplement.

                                ---------------

Investing in the Corporate Bond TRACERS Units involves risks. See "Risk Factors" beginning on page S-12.

                                ---------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated has agreed to purchase all of the Corporate Bond TRACERS Units from the Depositor at a purchase price of 99.462% per Unit, subject to the terms and conditions set forth in the Underwriting Agreement. Proceeds from the Units will total $24,865,500. Morgan Stanley & Co. Incorporated proposes to offer the Corporate Bond TRACERS Units from time to time for sale in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale. The Corporate Bond TRACERS Units will be delivered to Morgan Stanley & Co. Incorporated in book-entry form through the facilities of The Depository Trust Company on or about September 25, 2003.

                                ---------------

                                 MORGAN STANLEY

September 9, 2003

                                ---------------

                               TABLE OF CONTENTS

                                ---------------
                             Prospectus Supplement

Corporate Bond TRACERS Units - Explanatory Diagram..........................S-3
Summary - The Offering......................................................S-4
Underlying Securities......................................................S-10
Risk Factors...............................................................S-12
Description of Corporate Bond TRACERS Units................................S-17
Description of Trust Property..............................................S-28
Description of Trust Agreement.............................................S-36
Description of Payment Agreement...........................................S-37
Settlement and Clearing....................................................S-38
Plan of Distribution.......................................................S-39
ERISA Considerations.......................................................S-40
United States Federal Income Taxation......................................S-41
Legal Matters..............................................................S-45
Index of Defined Terms.....................................................S-46

                                   Prospectus

Prospectus Supplements........................................................3
Risk Factors..................................................................5
Available Information........................................................11
Reports to Unitholders.......................................................12
Important Currency Information...............................................12
Use of Proceeds..............................................................12
The Depositor................................................................13
The Trusts...................................................................13
Description of Trust Agreements..............................................14
Description of Trust Property................................................26
Description of Units.........................................................44
United States Federal Income Taxation........................................64
ERISA Considerations.........................................................78
Plan of Distribution.........................................................81
Validity of Units............................................................84
Index of Defined Terms.......................................................85

                                ---------------

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus dated March 5, 2003. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are offering to sell, and seeking offers to buy, only the Corporate Bond TRACERS Units described in this prospectus supplement and the accompanying prospectus, and we are offering to sell, and seeking offers to buy, these Corporate Bond TRACERS Units only in jurisdictions where offers and sales are permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Corporate Bond TRACERS Units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Corporate Bond TRACERS Units and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

References to "$" and "dollars" are to United States dollars.

               CORPORATE BOND TRACERS UNITS - EXPLANATORY DIAGRAM

     The following diagram presents the cash flows on the Corporate Bond TRACERS Units, beginning with the payments to the Trust on the underlying securities, the pass through of principal payments from the Trust to holders, the payment of the interest to the Payment Counterparty in return for the monthly payments to the Trust and the interest payments by the Trust to holders.

     This diagram does not describe the consequences of any early redemption or repayment or mandatory liquidation.

     Please review this diagram in conjunction with the following summary of the offering of the Corporate Bond TRACERS Units and the complete discussion of the terms in the section of this prospectus supplement called "Description of Corporate Bond TRACERS Units."


 Underlying   Underlying   Underlying   Underlying    o o o o o   Underlying    Underlying
 Security 1   Security 2   Security 3   Security 4                Security 24   Security 25
     |            |            |            |                         |             |
     |            |            |            |                         |             |
     ----------------------------------------------   o o o o o  -------------------
                                            |
                                            |  Principal and Uneven
                                            |    Interest Payments
                    Uneven Interest         |
                     Payments on            |
                      Underlying            |
                      Securities           \|/
      MSCS
Payment Agreement     <---------------  Corporate Bond TRACERS  -------------->   -- Trustee Fees
  Counterparty        --------------->           Trust             Expenses       -- Rating Agency and Listing
                       Even Monthly                                                  Fees
                       Payments             |            |
                                            |            |
                 Monthly Interest Payments  |            |    Pass through of
                      less Expenses         |            |    Principal Payments
                                            |            |
                                           \|/          \|/
                             Holders of the Corporate Bond TRACERS Units

                             SUMMARY - THE OFFERING

     The following discussion provides a general description of the terms of the Corporate Bond TRACERS(SM) Units offered by the CBT Series 2003-1 Units Trust. You should read this question and answer discussion together with the more detailed information that is contained in the rest of this prospectus supplement and in the accompanying prospectus. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     "TRACERS" is a service mark of Morgan Stanley.

What is the Trust?

     The CBT Series 2003-1 Units Trust is a newly formed New York trust created pursuant to a trust agreement to be dated September 25, 2003 between MS Structured Asset Corp., which we refer to as the "Depositor," and LaSalle Bank National Association, which we refer to as the "Trustee."

What is being offered?

     The Trust is offering Corporate Bond TRACERS Units, or the "Units," in an aggregate unit principal balance of $25,000,000, with an initial principal balance of $1,000 per Unit. The Corporate Bond TRACERS Units will be issued in denominations of one Unit and integral multiples thereof.

What does a Corporate Bond TRACERS Unit represent?

     Each Corporate Bond TRACERS Unit has an initial unit principal balance of $1,000 and will represent an undivided beneficial interest in the property of the Trust, which consists of:

     o $1,000,000 principal amount of each of 25 investment-grade debt securities, which we refer to as the "Underlying Securities," and which are listed beginning on page S-10 of this prospectus supplement; and

     o a "Payment Agreement," which we describe in detail below in the section of this prospectus supplement called "Description of Payment Agreement."

The Trust will have an aggregate unit principal balance of $25,000,000 at the time of the initial sale of the Units.

     The $1,000 initial unit principal balance of each Corporate Bond TRACERS Unit will be reduced each time there is a distribution of principal on an Underlying Security held by the Trust. A portion of the principal of each Corporate Bond TRACERS Unit will be paid to you whenever an Underlying Security reaches maturity, is redeemed or repaid early or is subject to a "Mandatory Liquidation," as described below under "--Will the Trust ever sell any of the Underlying Securities?" and in the section of this prospectus supplement called "Description of Corporate Bond TRACERS Units--Mandatory Liquidation of Underlying Securities." Each one of these events will reduce the aggregate principal balance of the Underlying Securities in the Trust, and therefore, reduce the unit principal balance applicable to each Unit.

     Holders of the Corporate Bond TRACERS Units will not have the right to exchange the Corporate Bond TRACERS Units for the Underlying Securities at any time and will not receive the Underlying Securities under any circumstances.

How will the Underlying Securities be purchased?

     The Underlying Securities were purchased in the secondary market by MS Structured Asset Corp., as Depositor, or its affiliates, and will be deposited into the Trust at issuance of the Corporate Bond TRACERS Units. The issuers of the Underlying Securities, which we refer to as the "Security Issuers," are not participating in this offering in any way and have no obligations under the Corporate Bond TRACERS Units.

What payments will I receive on the Corporate Bond TRACERS Units?

     You will receive interest paid in arrears on the 25th day of each month, commencing in October 2003, based on the current principal balance of the Corporate Bond TRACERS Units that you hold, and you will receive principal payments on the Units from time to time based on the distributions of principal on the Underlying Securities held by the Trust.

How will the interest payments on the Corporate Bond TRACERS Units be determined?

     The Corporate Bond TRACERS Units will initially pay 5.22% interest per year on the unit principal balance of each Corporate Bond TRACERS Unit. The interest will be payable in monthly installments equal to the monthly payments received by the Trust under the Payment Agreement less expenses. The monthly payments under the Payment Agreement will in turn be based upon the weighted average interest rate of the Underlying Securities held by the Trust. The initial schedule of interest payments on the Units is set forth in Schedule A under the column called "Scheduled Trust Payments of Interest."

     The Trust will enter into a Payment Agreement, as further described below, in order to make equal monthly interest payments to holders of Corporate Bond TRACERS Units. The Payment Agreement will have the effect of converting the interest paid semi-annually or otherwise on the Underlying Securities into equal monthly installments.

     The interest on the Corporate Bond TRACERS Units paid to you by the Trust is entirely dependent on the Trust's receipt of payments of interest from the Security Issuers on the Underlying Securities and its receipt of monthly payments from the Payment Counterparty. If a Security Issuer does not make a scheduled payment of interest on an Underlying Security to the Trust, or if a monthly payment is not made to the Trust by the Payment Counterparty, the amount of interest paid on the Corporate Bond TRACERS Units will be reduced accordingly and will not equal the amount listed in Schedule A for that payment date.

Can the interest rate on the Corporate Bond TRACERS Units change?

     Yes, the interest rate on the Corporate Bond TRACERS Units will vary based on the Underlying Securities that remain in the Trust at any point in time. Because the initial interest rate of 5.22% is based on the weighted average of the interest rates of the Underlying Securities in the Trust at the initial sale of the Units, the rate will change when an Underlying Security matures, is redeemed or repaid or is subject to a Mandatory Liquidation. The new rate will be based on the weighted average of the interest rates paid on the Underlying Securities remaining in the Trust, and the amount of each remaining interest payment on the Units will be smaller due to the decrease in the number of Underlying Securities and the consequent reduction of the unit principal balance of each Corporate Bond TRACERS Unit.

     Whenever there is a change to the interest payments on the Units, a revised Schedule A will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the change to holders of the Corporate Bond TRACERS Units.

How will the principal of the Corporate Bond TRACERS Units be paid?

     Principal will be paid on the Corporate Bond TRACERS Units following the maturity of each Underlying Security in the amounts and on the dates set forth in Schedule A, or in the case of any payments of principal made earlier than the scheduled maturity date of an Underlying Security (exclusive of any "make-whole" amounts), on the next scheduled interest payment date for the Units.

     If an Underlying Security is redeemed or repaid or becomes subject to a Mandatory Liquidation prior to its maturity, you will receive on the next scheduled interest payment date for the Corporate Bond TRACERS Units an early principal payment on your Units with respect to that Underlying Security, which, in the case of a Mandatory Liquidation in particular, may be less than the full principal payment that would otherwise have been due at the maturity of that Underlying Security. Once you have received that early payment, you will not be entitled to receive the scheduled principal payment on the Units corresponding to that Underlying Security that would otherwise have been paid at the maturity of that Underlying Security.

     The principal on the Corporate Bond TRACERS Units paid to you by the Trust is entirely dependent on the Trust's receipt from the Security Issuers of payments of principal on the Underlying Securities. In the event that a scheduled payment of principal on an Underlying Security is not made to the Trust by a Security Issuer, the amount in Schedule A under the column called "Scheduled Payments of Principal" corresponding to that principal payment will not be paid to you.

     The scheduled maturity dates of the Underlying Securities range from October 25, 2011 to July 15, 2013, and the weighted average remaining life of the Underlying Securities is 9.2 years. We expect that the last distribution on the Corporate Bond TRACERS Units will be made on or about July 25, 2013.

     Whenever there is an unscheduled distribution of principal on the Units, a revised Schedule A will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the change to holders of the Corporate Bond TRACERS Units.

What happens if there are changes to the terms of Underlying Securities?

     Any change to the interest rate or maturity date of an Underlying Security will affect the remaining payments on the Corporate Bond TRACERS Units, and other changes to the terms of an Underlying Security may affect the payments on the Units. If there is any change to the scheduled payments on the Units, a revised Schedule A will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the change to holders of the Corporate Bond TRACERS Units.

What is the purpose of the Payment Agreement?

     The Trust will enter into a Payment Agreement with Morgan Stanley Capital Services, which we refer to as "MSCS," as the Payment Counterparty, in order to make even, monthly interest payments to holders of Corporate Bond TRACERS Units. The obligations of MSCS under the Payment Agreement will be guaranteed by Morgan Stanley. Without the Payment Agreement the Trust would pay interest as it received the semi-annual, or other periodic, interest payments on the Underlying Securities, resulting in uneven interest payments on the Units.

     To achieve the monthly interest payments on the Corporate Bond TRACERS Units, the Payment Counterparty will advance monthly payments to the Trust that are based on the weighted average interest rate of the Underlying Securities, as adjusted to compensate the Payment Counterparty for the costs of advancing the monthly payments to the Trust prior to receiving the corresponding periodic payments on the Underlying Securities, and the Trust will pay to the Payment Counterparty all of the payments received by the Trust on the Underlying Securities, other than amounts attributable to the payment or repayment of principal and amounts constituting the retained interest of the Depositor.

Are the monthly payments to the Trust under the Payment Agreement subject to change?

     In the event of any early redemption, repayment or Mandatory Liquidation of an Underlying Security, the part of the Payment Agreement relating to the payments on that Underlying Security will be terminated. The remaining monthly payments to the Trust under the Payment Agreement and the related interest payments to you on the Corporate Bond TRACERS Units will be reduced because there will be one less Underlying Security.

Can the Payment Agreement terminate prior to the maturity of the Corporate Bond TRACERS Units?

     A part of the Payment Agreement will terminate upon the early removal of an Underlying Security from the Trust because of an early redemption, repayment or Mandatory Liquidation of the Underlying Security.

     The entire Payment Agreement will terminate if a "Specified Trust Wind-Up Event" occurs or the Payment Counterparty designates an "Early Termination Date" under the Payment Agreement, each as described in the section of this prospectus supplement called "Description of Payment Agreement--Payments upon Specified Trust Wind-Up Events or Early Termination of the Payment Agreement."

     If part of the Payment Agreement is terminated because of the Mandatory Liquidation of an Underlying Security, a payment will be due from the Trust to the Payment Counterparty, which we refer to as a "Reimbursement Payment," to reimburse the Payment Counterparty for any monthly payments it has previously advanced to the Trust with respect to interest on the Underlying Security. If the entire Payment Agreement is terminated as described above, a Reimbursement Payment, if applicable, will be due from the Trust to the Payment Counterparty with respect to each Underlying Security.

     Reimbursement Payments will generally be paid to the Payment Counterparty before any payments are made to holders of the Units. Please review the detailed discussion of the Payment Agreement, including the description of the Reimbursement Payments that the Trust may be required to pay, in the section of this prospectus supplement called "Description of Payment Agreement" and the description of risks related to the Payment Agreement in "Risk Factors."

What happens if the entire Payment Agreement is terminated?

     If the entire Payment Agreement is terminated and the Units remain outstanding, holders of the Corporate Bond TRACERS Units will receive interest payments on the Units based on the interest payments received by the Trust on the Underlying Securities. The interest payments on the Units, without the Payment Agreement, will reflect the timing and amount of the payments on the Underlying Securities, less certain expenses. As a result, if an Underlying Security pays interest semi-annually, you would receive interest payments on the Units with respect to that Underlying Security twice a year, no later than the business day following the date the Trust receives the interest payment on the Underlying Security. Therefore, because the timing of the payments for the Underlying Securities will vary, the interest payments on the Units will not necessarily be regular and are likely to be spread unevenly throughout the year.

     If the entire Payment Agreement is terminated and the Units remain outstanding, a revised Schedule A that sets forth a revised schedule of interest payments will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the termination to holders of the Corporate Bond TRACERS Units.

Will the interest payments on the Corporate Bond TRACERS Units exactly equal the interest payments on the Underlying Securities?

     No, the interest payments on the Units will equal the monthly payments to the Trust from the Payment Counterparty, less the deduction for expenses discussed below. The monthly payments to the Trust from the Payment Counterparty will be based on the semi-annual, or other periodic, interest payments on the Underlying Securities received by the Trust and paid to the Payment Counterparty, as adjusted to compensate the Payment Counterparty for the costs of advancing the monthly payments to the Trust prior to receiving the corresponding interest payments on the Underlying Securities.

What is covered by Morgan Stanley's guarantee of the Payment Counterparty?

     Morgan Stanley will only guarantee the obligations of MSCS as Payment Counterparty, or any affiliate who succeeds as Payment Counterparty, under the terms of the Payment Agreement. Morgan Stanley will not guarantee the payments of principal and interest on the Underlying Securities. If MSCS assigns its obligations to any non-affiliate who becomes a Payment Counterparty, which can only occur if the rating agencies accept the assignment of the Payment Agreement, Morgan Stanley will not guarantee the obligations of the non-affiliate Payment Counterparty.

What are the expenses payable by the Trust?

     The Trust will retain an amount of each payment of interest it receives from the Payment Counterparty pursuant to the Payment Agreement, equal to 0.063% per annum of the then current principal amount of the Underlying Securities (computed on a 30/360 day count basis), in an expense account in order to pay the expenses of the Trust. The Trustee will pay the expenses of the Trust, including the fees of the rating agencies, listing fees and its own fees as Trustee, from such amounts. The Trust will not retain any portion of the principal distributions at the maturity of an Underlying Security for expenses of the Trust.

     In addition, the Trust will invest any principal payments it receives prior to the applicable payment dates for those payments and will retain any income earned on the investments in the expense account to pay for expenses of the Trust.

     If the amounts retained by the Trust are not sufficient to cover the Trust's expenses, the Depositor shall be responsible for such shortfall. Any amounts remaining in the expense account after payment of the Trust's expenses will be distributed quarterly to the Depositor.

Will the Trust ever sell any of the Underlying Securities?

     The Trustee will be required to sell an Underlying Security, which we refer to as a "Mandatory Liquidation," and deliver the proceeds of such sale, less expenses and any applicable Reimbursement Payment, to holders of the Corporate Bond TRACERS Units if either of the following events occurs:

     o there is an "underlying security default," as defined under "Description of Trust Property" in the accompanying prospectus, with respect to the Underlying Security that permits acceleration or any bankruptcy or insolvency proceeding is initiated with respect to the related Security Issuer; or

     o the Underlying Security becomes a "disqualified underlying security," as defined under "Description of Trust Property" in the accompanying prospectus.

     The occurrence of either of these events could cause a rating agency to change the rating of the Corporate Bond TRACERS Units.

     In addition, if certain "Trust Wind-Up Events" described under "Description of Corporate Bond TRACERS Units--Trust Wind-Up Events" in this prospectus supplement occur, the Trustee will sell all of the Underlying Securities and deliver the proceeds of such sale, less expenses and any applicable Reimbursement Payments, to holders of the Corporate Bond TRACERS Units.

What is the rating of the Corporate Bond TRACERS Units?

     The Corporate Bond TRACERS Units are expected to be assigned a rating of "A3" by Moody's Investors Service, Inc. and "A-" by Standard & Poor's Ratings Services, subject to meeting the requirements of those rating agencies. See the section of this prospectus supplement called "Description of Corporate Bond TRACERS Units--Rating." The Corporate Bond TRACERS Units must be assigned a rating of at least Baa3 by Moody's or at least BBB- by S&P in order to be issued. The expected ratings of the Corporate Bond TRACERS Units are based on the initial portfolio of Underlying Securities. These ratings may change if any Underlying Security is removed from the portfolio upon its maturity or due to a redemption, repayment or Mandatory Liquidation, or if any Underlying Security becomes subject to a rating change.

What about taxes?

     The Trust will be classified as a grantor trust for U.S. federal income tax purposes. Each holder will be treated as if it owns a pro rata share of the Underlying Securities directly and enters into a pro rata share of the Payment Agreement with the Payment Counterparty. The Trust intends to take the position that interest on the Underlying Securities will be included in a holder's income as it accrues or is paid on the Underlying Securities in accordance with the holder's method of accounting for U.S. federal income tax purposes. Under this approach, for U.S. federal income tax purposes, interest on a Corporate Bond TRACERS Unit will not be separately included as income by a holder when it is paid on interest payment dates. The Trust will report such interest to holders in a manner consistent with this treatment. In addition, while the proper method for calculating market discount and premium is uncertain, the Trust believes that it is reasonable for initial holders that purchase Units on original issuance at an initial price that is greater than the Unit Principal Balance to take the position that the holders do not have any market discount associated with the Underlying Securities. Certain other applicable rules regarding the U.S. federal income tax treatment of the Units, including the proper method for determining gain or loss to a holder upon disposition by the Trust of an Underlying Security, are uncertain and complex. Please read carefully the discussion in the section of this prospectus supplement called "United States Federal Income Taxation."

Will the Corporate Bond TRACERS Units be listed on a stock exchange?

     The Corporate Bond TRACERS Units have been approved for listing on the American Stock Exchange, subject to official notice of issuance. The American Stock Exchange listing symbol for the Units is "TAK.A." Trading on the American Stock Exchange is expected to begin on or prior to October 9, 2003.

Are there any ERISA considerations that should be reviewed before investing in the Corporate Bond TRACERS Units?

     Yes, prospective purchasers must carefully consider the restrictions on purchase set forth under "ERISA Considerations" in this prospectus supplement.

In what form will the Corporate Bond TRACERS Units be issued?

     The Corporate Bond TRACERS Units will be represented solely by one or more permanent global unit certificates in fully registered form deposited with the Trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company, or "DTC."

Are there any risks associated with an investment in the Corporate Bond TRACERS Units?

     Yes, an investment in the Units is subject to risks. Please refer to the section of this prospectus supplement called "Risk Factors" beginning on page S-12.

How do I obtain additional information?

     You may obtain additional information about the Units from your Morgan Stanley financial advisor.

Where can I find more information or details about the Corporate Bond TRACERS Units?

     Because this is a summary question and answer discussion, it does not contain all of the information that may be important to you. You should read the section of this prospectus supplement called "Description of Corporate Bond TRACERS Units" and "Description of Payment Agreement" for a detailed description of the terms of the Corporate Bond TRACERS Units. You should also read about some of the risks involved in investing in the Corporate Bond TRACERS Units in the section of this prospectus supplement called "Risk Factors." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the Corporate Bond TRACERS Units.

                             UNDERLYING SECURITIES

     The following table sets forth certain information about the Underlying Securities on the date of this prospectus supplement and the principal amount of each Underlying Security to be deposited in the Trust on the Original Issue Date. Further publicly available information about the Underlying Securities and the issuers of the Underlying Securities is described under "Description of Trust Property" in this prospectus supplement. For additional information about the Underlying Securities and the Security Issuers, see "Description of Trust Property" and the information sources referred to therein.

            Issuer                     CUSIP      Interest Rate    Maturity Date       Moody's          S&P         Principal Amount
                                                                                      Rating (1)     Rating (1)
Bank of America Corporation         060505AX2        4.875%          1-15-2013           Aa2             A+            $1,000,000
Bank One Corporation                06423AAS2        5.250%          1-30-2013            A1             A-            $1,000,000
BB&T Corporation                    054937AD9        4.750%          10-1-2012            A2             A-            $1,000,000
Boeing Capital Corporation          097014AH7        5.800%          1-15-2013            A3             A             $1,000,000
Campbell Soup Company               134429AR0        5.000%          12-3-2012            A3             A             $1,000,000
Citigroup Inc.                      172967BP5        5.625%          8-27-2012           Aa2             A+            $1,000,000
ConocoPhillips                      20825CAE4        4.750%         10-15-2012            A3             A-            $1,000,000
Consolidated Edison Company         209111DZ3        5.625%           7-1-2012            A1             A             $1,000,000
of New York, Inc.
Credit Suisse First Boston          22541LAC7        6.500%          1-15-2012           Aa3             A+            $1,000,000
(USA), Inc.
Dominion Resources, Inc.            257469AF3        5.700%(2)       9-17-2012           Baa1           BBB+           $1,000,000
The Dow Chemical Company            260543BR3        6.000%          10-1-2012            A3             A-            $1,000,000
Duke Energy Corporation             264399EF9        5.625%         11-30-2012           Baa1           BBB+           $1,000,000
Ford Motor Credit Company           345397TY9        7.250%         10-25-2011            A3            BBB            $1,000,000
General Electric Company            369604AY9        5.000%           2-1-2013           Aaa            AAA            $1,000,000
General Motors Acceptance           370425SE1        6.875%          8-28-2012            A3            BBB            $1,000,000
Corporation

The Goldman Sachs Group, Inc.       38141GDK7        4.750%          7-15-2013           Aa3             A+            $1,000,000
John Deere Capital Corporation      244217BK0        5.100%          1-15-2013            A3             A-            $1,000,000
Johnson & Johnson                   478160AM6        3.800%          5-15-2013           Aaa            AAA            $1,000,000
Limited Brands, Inc.                532716AH0        6.125%          12-1-2012           Baa1           BBB+           $1,000,000
Marsh & McLennan Companies,         571748AJ1        4.850%          2-15-2013            A2            AA-            $1,000,000
Inc.
Merck & Co., Inc.                   589331AH0        4.375%          2-15-2013           Aaa            AAA            $1,000,000
SBC Communications Inc.             78387GAK9        5.875%          8-15-2012            A1             A+            $1,000,000
Union Oil Company of                907770BG5        5.050%          10-1-2012           Baa2           BBB+           $1,000,000
California
Verizon Virginia Inc.               92345NAA8        4.625%          3-15-2013           Aa3             A+            $1,000,000
Wal-Mart Stores, Inc.               931142BT9        4.550%           5-1-2013           Aa2             AA            $1,000,000

---------

(1) Ratings of Moody's and S&P as of September 9, 2003. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

(2) The 5.700% interest rate payable is subject to an upward adjustment if, on or before September 15, 2004, the senior unsecured indebtedness of Dominion Resources, Inc. is downgraded by Moody's or S&P below specified levels for as long as such downgrade is in effect.

                                  RISK FACTORS

This section describes the most significant risks relating to the Corporate Bond TRACERS Units. You should carefully consider whether the Corporate Bond TRACERS Units are suited to your particular circumstances before you decide to purchase them.

Payments of principal on the  The payments of principal on the Corporate Bond
Corporate Bond TRACERS        TRACERS Units paid to you by the Trust are
Units are solely dependent    entirely dependent on the Trust's receipt of
on the Trust's receipt of     principal payments on the Underlying Securities.
principal payments on the     If the Security Issuers fail to make an expected
Underlying Securities         principal payment on the Underlying Securities,
                              the Trust will not make any corresponding payment to you.


Payments of interest on the   Payments of interest on the Corporate Bond
Corporate Bond TRACERS        TRACERS Units to you by the Trust are dependent
Units are dependent on the    on the Trust's receipt of payments on the
Trust's receipt of interest   Underlying Securities and on receipt of payments
payments on the Underlying    from the Payment Counterparty pursuant to the
Securities and its receipt    Payment Agreement. If a Security Issuer fails to
of payments from the          make an interest payment or if the Payment
Payment Counterparty          Counterparty fails to make an expected payment
                              under the Payment Agreement, the Trust will not make any corresponding payment to you.

                              In addition, if there is an early redemption, repayment or Mandatory Liquidation of an Underlying Security, the Payment Counterparty will reduce the amount of its monthly payment to the Trust. Consequently, the amount of interest payable to you by the Trust on succeeding interest payment dates will be reduced proportionately based on the amount of the interest scheduled to have been paid with respect to that Underlying Security pursuant to the Payment Agreement.

The Payment Agreement         In the event of a Mandatory Liquidation of an
may require payments by       Underlying Security or a Specified Trust Wind-Up
the Trust to the Payment      Event or if the Payment Counterparty designates
Counterparty that reduce      an "Early Termination Date," the Payment
the amount available to be    Counterparty will be entitled to receive from the
paid to you                   liquidation proceeds, prior to any payment to the
                              holders of the Corporate Bond TRACERS Units, a Reimbursement Payment equal to the value of any monthly payments made to the Trust that correspond to the accrued but unpaid interest owed on the affected Underlying Securities.

                              The payment to the Payment Counterparty of a Reimbursement Payment with respect to any Underlying Security will reduce the amount of money available to make payments to holders of the Corporate Bond TRACERS Units.

The principal of the          The principal payments on the Corporate Bond
Corporate Bond TRACERS        TRACERS Units will be paid to holders as the
Units will be repaid in       principal is paid on the Underlying Securities
installments                  held by the Trust. The principal payment per Unit
                              paid upon the maturity of an Underlying Security will be only a fraction of the initial unit principal balance per Corporate Bond TRACERS Unit and may be paid in amounts too small to reinvest without aggregating the repayment with other funds.

There is no recourse to the   The Corporate Bond TRACERS Units will not
Depositor or the Trustee for  represent obligations of or interests in the
payments on the Corporate     Depositor or any of its affiliates, except to the
Bond TRACERS Units            limited extent described in this prospectus
                              supplement and the accompanying prospectus. Nor will the Corporate Bond TRACERS Units represent obligations of or interests in the Trustee or any of its affiliates. Purchasers of Corporate Bond
                              TRACERS Units will have no recourse against any of the Depositor, the Trustee or any of their affiliates or their respective assets in respect of payments not made on Underlying Securities.

You should undertake an       None of the Trustee, the Depositor or Morgan
independent investigation of  Stanley & Co. Incorporated nor any of their the Security Issuers and the  respective affiliates is affiliated with any of
Underlying Securities         the Security Issuers or has performed or will
                              perform any investigation or review of the Security Issuers or the Underlying Securities in connection with the offering of the Corporate
                              Bond TRACERS Units, including any review of public filings by the Security Issuers.

                              This prospectus supplement does not provide you with detailed information with respect to the Security Issuers, any risk factors related to the Underlying Securities or the Security Issuers, or any legal, financial or other rights or obligations arising under or related to the Underlying Securities.

                              You should undertake an independent investigation of the Security Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Underlying Securities. The inclusion of any Security Issuer or Underlying Security is not an investment recommendation by the Trustee, the Depositor, Morgan Stanley & Co. Incorporated or any of their respective affiliates. None of the Depositor, the Trustee or Morgan Stanley & Co. Incorporated nor any of their respective affiliates makes any representation to you as to the performance of the Underlying Securities.

Secondary trading may         There may be little or no secondary market for
be limited                    the Corporate Bond TRACERS Units. Although the
                              Corporate Bond TRACERS Units have been approved for listing on the American Stock Exchange LLC, it is not possible to predict whether the Corporate Bond TRACERS Units will trade in the secondary market after trading begins. Even if there is a secondary market, it may not provide significant liquidity. Morgan Stanley DW Inc., an affiliate of Morgan Stanley & Co. Incorporated, currently intends to act as a market maker for the Corporate Bond TRACERS Units but is not required to do so.

Corporate Bond TRACERS        The market price of the Corporate Bond TRACERS
Units are not directly        Units will be influenced by several factors,
correlated with the           including the value of the Underlying Securities
Underlying Securities         and the value of the Payment Agreement, and the
                              Corporate Bond TRACERS Units may trade at a discount to the aggregate value of the Underlying
                              Securities.

The timing of distributions   The timing of distributions on the Corporate Bond
on the Corporate Bond         TRACERS Units will be affected by any early
TRACERS Units may be          redemption, repayment or Mandatory Liquidation of
affected by unpredictable     the Underlying Securities. Furthermore, any such
events                        redemption, repayment or Mandatory Liquidation of
                              an Underlying Security will reduce expected future payments of interest on the Corporate Bond
                              TRACERS Units by the amount of interest scheduled to have been paid with respect to that Underlying
                              Security pursuant to the Payment Agreement. In addition, if the Payment Counterparty designates an "Illegality" or "Tax Event" under the Payment
                              Agreement or if the Payment Counterparty defaults under the Payment Agreement, the Payment
                              Agreement will be terminated in full and you will no longer receive regular monthly interest payments on the Corporate Bond TRACERS Units but will instead receive payments of interest on the Underlying Securities as such payments are received by the Trust. See "Description of Payment Agreement" below.

                              In addition, if an Underlying Security is subject to a Mandatory Liquidation because there is a continuing default with respect to the Underlying Security that permits acceleration or any bankruptcy or insolvency proceeding is initiated with respect to the related Security Issuer, the administrative agent must wait 45 days after the event giving rise to the Mandatory Liquidation occurs before liquidating the Underlying Security. The proceeds received from such a liquidation of an Underlying Security may be less than proceeds that would have been received following a liquidation of the Underlying Security at the time such an event occurs.

                              The Trust will terminate and all of the
                              Underlying Securities will be liquidated if certain events occur as described under "Description of Corporate Bond TRACERS Units-- Trust Wind-Up Events."

Early payments on             Any early redemption, repayment or Mandatory
Underlying Securities may     Liquidation of an Underlying Security may
leave an investor unable to   adversely affect an investor in Corporate Bond
reinvest in comparable        TRACERS Units by returning a portion of principal
investments                   to the investor at a time when prevailing
                              interest rates have declined and reinvestment of such funds at the rate applicable to the Underlying Security is not possible.

The yield to maturity of the  Certain of the Underlying Securities are
Corporate Bond TRACERS        redeemable by their issuer. The yield to maturity
Units may be affected by      of the Corporate Bond TRACERS Units may be
early redemption of           affected by any redemption of such Underlying
Underlying Securities         Securities prior to their stated maturity. A
                              variety of tax, accounting, economic, strategic and other factors will influence whether a corporate issuer exercises its right of redemption in respect of its securities. There can be no certainty as to whether any Underlying
                              Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

Corporate Bond TRACERS        Investors in the Corporate Bond TRACERS Units are
Units are subject to credit   exposed to the credit risk of the issuers of the
and price risk with respect   Underlying Securities. Payments of principal and
to the Underlying Securities  interest on the Corporate Bond TRACERS Units are conditional upon the Trust's receipt of payments as a holder of the Underlying Securities.
                              Moreover, both the market value of the Corporate
                              Bond TRACERS Units and the amount the Trust will realize upon liquidation of an Underlying
                              Security will depend in part upon the credit risk associated with the issuers of the Underlying
                              Securities, as well as other unpredictable factors, including the liquidity of the trading market, if any, in the Underlying Securities, interest and yield rates in the market, the time remaining to maturity and whether and when the Underlying Securities are callable by the Issuer.

                              The Trust will be required to liquidate an Underlying Security if certain events occur with respect to the Underlying Security, including a default, or upon termination of the Trust. The sale of an Underlying Security under such circumstances may result in proceeds that are substantially less than the principal amount of the Underlying Security or the value of the Underlying Security when the Trust was formed or when you purchased your Corporate Bond TRACERS Units.

Corporate Bond TRACERS        Fixed income instruments, such as the Underlying
Units are subject to          Securities, and the Payment Agreement are each
interest rate risk            subject to increases or decreases in value
                              depending on changes in market interest rates. If interest rates rise, the aggregate value of the Underlying Securities, and therefore the
                              Corporate Bond TRACERS Units, will decline. If interest rates decline, the value of the Payment
                              Agreement will decline and may partially offset any corresponding increase in the value of the Underlying Securities.

You may lose money if the     If an Underlying Security is subject to Mandatory
Trust is required to          Liquidation at a time when market interest rates
liquidate an Underlying       have risen, the amount that you receive upon
Security at a time when       liquidation of the Underlying Security is likely
market interest rates have    to be less than the market value of the
risen                         Underlying Security on the date of this
                              prospectus supplement and may be less than the principal amount of the Underlying Security.

Corporate Bond TRACERS        Aggregate price movements in the Underlying
Units are not necessarily     Securities, and therefore in the Corporate Bond
correlated with the bond      TRACERS Units, may not be highly correlated with
markets generally             price movements in the bond market as a whole or
                              in specific segments of the bond market or with the price movements of specific bond indices. If the aggregate value of the Underlying Securities declines, the Corporate Bond TRACERS Units will decline in value even if the bond market as a whole, or a specific segment or index, rises in value. In addition, if one or more Underlying
                              Securities become subject to Mandatory
                              Liquidation, your Corporate Bond TRACERS Units may come to represent a significantly more concentrated investment in a smaller number of the Underlying Securities, which may increase the price volatility of, and potentially decrease liquidity of, the Corporate Bond TRACERS Units.

The ratings of the Corporate  The expected ratings of the Corporate Bond
Bond TRACERS Units may        TRACERS Units are based on the initial portfolio
change from time to time      of Underlying Securities. These ratings may
                              change if any Underlying Securities are removed from the portfolio upon their maturity or due to a redemption, repayment or Mandatory Liquidation, or if any Underlying Security becomes subject to a rating change. There can be no assurance that the ratings of the Corporate Bond TRACERS Units will remain the same for any given period of time or that the ratings will not be lowered or withdrawn entirely by Moody's or S&P if, in their judgment, circumstances in the future so warrant.

Fees of the Trustee and       Distributions on the Corporate Bond TRACERS Units
administrative agent and      are subject to the payment of all fees and
any Reimbursement             expenses due to the Trustee. An amount equivalent
Payments under the            to 0.063% per annum of the then current principal
Payment Agreement will        amount of the Underlying Securities (computed on
reduce distributions on the   the basis of a 30/360 day count basis) will be
Corporate Bond TRACERS        withheld from the interest payments made to
Units                         holders of the Corporate Bond TRACERS Units. In
                              addition, the proceeds delivered to you upon any Mandatory Liquidation of any Underlying Security will be reduced by any expenses of liquidation due to the Trustee or the administrative agent, which is an affiliate of the Depositor, and by any Reimbursement Payment due to the Payment
                              Counterparty under the Payment Agreement.

The Trustee does not          The Trust will hold the Underlying Securities for
manage the Underlying         the benefit of holders of Corporate Bond TRACERS
Securities for investors      Units. The Trust will generally hold the
                              Underlying Securities to maturity and will not dispose of them, regardless of adverse events, financial or otherwise, that may affect any Security Issuer or the value of any Underlying
                              Security, except in connection with Mandatory
                              Liquidations as described in the section of this prospectus supplement called "Description of
                              Corporate Bond TRACERS Units--Mandatory
                              Liquidation of Underlying Securities." The restrictions on the Trustee's powers and obligations will mean that the Trustee will perform only administrative and ministerial acts and may not take actions with respect to the Underlying Securities, such as selling such securities or enforcing remedies under such securities, that you would take if you held the Underlying Securities directly. You will not have the right to withdraw the Underlying Securities or to direct the Trustee to sell any Underlying
                              Security.

Adverse economic interests    As Payment Counterparty and calculation agent for
of MSCS as Payment            the Payment Agreement, MSCS, our affiliate, may
Counterparty and              be adverse to your interests as an investor in
calculation agent under the   the Corporate Bond TRACERS Units. MSCS will
Payment Agreement may         calculate the interest payment paid to the Trust
affect determinations         pursuant to the Payment Agreement and the amount
                              of any Reimbursement Payment due following a Mandatory Liquidation of an Underlying Security.
                              Determinations made by MSCS, in its capacity as calculation agent for the Payment Agreement, may affect the amount of any interest payments or principal payments you receive with respect to the Corporate Bond TRACERS Units. MSCS has no obligation to consider your interest as an owner of the Corporate Bond TRACERS Units in making any determination that might affect the value of your Corporate Bond TRACERS Units.

Possible conflicts of         Morgan Stanley & Co. Incorporated and its
interest                      affiliates may now or in the future engage in
                              business with one or more of the Security
                              Issuers, including extending loans to, or making equity investments in, any of them or their affiliates or providing underwriting or advisory services to them, including merger or acquisition advisory services. Morgan Stanley & Co.
                              Incorporated or its affiliates may also acquire non-public information about one or more of the Security Issuers, and neither Morgan Stanley &
                              Co. Incorporated nor any of its affiliates undertakes to disclose any such information to you. Morgan Stanley & Co. Incorporated or its affiliates from time to time have published and in the future may publish research reports with respect to the Security Issuers. The Underlying
                              Securities included in the Corporate Bond TRACERS
                              Unit will remain the same without regard to any change that Morgan Stanley & Co. Incorporated or its affiliates may make in their recommendations or decisions to begin or discontinue coverage of any of the Security Issuers in their research reports. The Underlying Securities included in the Corporate Bond TRACERS Units were selected independently of any research recommendations and may not be consistent with any such recommendations. The Security Issuers are not involved in the offering of the Corporate Bond
                              TRACERS Units in any way and have no obligation to consider your interest as an owner of the Corporate Bond TRACERS Units in taking any corporate actions that might affect the value of your Corporate Bond TRACERS Units. None of the money that you pay for the Corporate Bond TRACERS
                              Units will go to the Security Issuers.

                  DESCRIPTION OF CORPORATE BOND TRACERS UNITS

     Each of the units issued by the CBT Series 2003-1 Units Trust (the "Corporate Bond TRACERS Units" or the "Units") represents an undivided interest in the CBT Series 2003-1 Units Trust (the "Trust"), a newly formed New York trust formed pursuant to a trust agreement (the "Trust Agreement") to be dated September 25, 2003 between MS Structured Asset Corp., as depositor (the "Depositor"), and LaSalle Bank National Association, as trustee (the "Trustee"). The property of the Trust initially consists of $1,000,000 principal amount of each of the 25 debt securities listed under "Underlying Securities" beginning on page S-10 of this prospectus supplement (the "Underlying Securities") and a Payment Agreement between the Trust and Morgan Stanley Capital Services Inc. ("MSCS"), as Payment Counterparty. Holders of Corporate Bond TRACERS Units will be entitled to receive all principal paid on the Underlying Securities and interest on the Corporate Bond TRACERS Units initially at the rate of 5.22% per year on the aggregate Unit Principal Balance of the Corporate Bond TRACERS Units. The amount that holders of the Corporate Bond TRACERS Units are entitled to receive on each Interest Payment Date will be the amount actually received by the Trust, and not previously distributed, from the Payment Counterparty pursuant to the Payment Agreement, less expenses as described under "--Expenses" below and, in certain circumstances, less any Reimbursement Payment owed by the Trust to the Payment Counterparty, as defined under "Description of Payment Agreement" below. Following any early redemption, repayment or Mandatory Liquidation (as defined below) of an Underlying Security, the interest payments on the Corporate Bond TRACERS Units will be reduced. In addition, following any Mandatory Liquidation of an Underlying Security, the Trust will owe a Reimbursement Payment to the Payment Counterparty. See "Description of Payment Agreement" below for a further description of the Payment Agreement and Reimbursement Payments.

     Holders of Corporate Bond TRACERS Units may obtain information concerning the relative fair market values of the Underlying Securities and the Payment Agreement on the date they purchased their Units by contacting their Morgan Stanley financial advisor.

     The Corporate Bond TRACERS Units will be registered in the name of The Depository Trust Company ("DTC") or its nominee. Your ownership of a beneficial interest in Corporate Bond TRACERS Units will be shown on, and any transfer of your Corporate Bond TRACERS Units will be effected through, the records of the direct or indirect DTC participant through which you hold your Corporate Bond TRACERS Units.

Units.................................  The CBT Series 2003-1 Units Trust will issue a single class of units, the
                                        Corporate Bond TRACERS Units. The
                                        aggregate Unit Principal Balance of
                                        Corporate Bond TRACERS Units being
                                        issued on the Original Issue Date is
                                        $25,000,000.

Underlying Securities.................  The Depositor will deposit into the
                                        Trust on the Original Issue Date
                                        $1,000,000 principal amount of each of
                                        the 25 Underlying Securities. The
                                        Depositor or one of its affiliates will
                                        purchase the Underlying Securities in
                                        the secondary market and deposit the
                                        Underlying Securities into the Trust in
                                        exchange for the issuance of the
                                        Corporate Bond TRACERS Units. The
                                        Trustee will accept the Underlying
                                        Securities and deliver the Corporate
                                        Bond TRACERS Units to or upon the order
                                        of the Depositor.

                                        For additional information about the
                                        Underlying Securities and the Security
                                        Issuers, see "Underlying Securities"
                                        beginning on page S-10 and "Description
                                        of Trust Property" below.

Authorized Denominations..............  The Corporate Bond TRACERS Units will be issued, maintained and transferred
                                        on the book-entry records of DTC and
                                        its participants in denominations of
                                        one Unit and integral multiples
                                        thereof.

                                        Each Corporate Bond TRACERS Unit has an
                                        initial Unit Principal Balance of
                                        $1,000, subject to reduction as
                                        described under "--Unit Principal
                                        Balance" below.

Unit Principal Balance................  The aggregate Unit Principal Balance of the Corporate Bond TRACERS Units issued
                                        on the Original Issue Date is initially
                                        $25,000,000, and the Unit Principal
                                        Balance of each Corporate Bond TRACERS
                                        Unit issued on the Original Issue Date
                                        is initially $1,000. The Unit Principal
                                        Balance will be reduced to the extent
                                        of distributions of principal on the
                                        Corporate Bond TRACERS Units and upon
                                        the initiation of any Mandatory
                                        Liquidation of an Underlying Security
                                        in the event of an underlying security
                                        default (as defined below) or upon any
                                        other Mandatory Liquidation, as
                                        determined by the Trustee. Following
                                        any unscheduled distribution of
                                        principal on the Units, a revised
                                        Schedule A setting forth the updated
                                        Unit Principal Balance will be filed
                                        with the Securities and Exchange
                                        Commission (the "SEC") by the Trustee
                                        on Form 8-K and will be available from
                                        your Morgan Stanley financial advisor
                                        upon request and the Trustee will
                                        provide notice of the distribution to
                                        holders of the Corporate Bond TRACERS
                                        Units.

Original Issue Date...................  On or about September 25, 2003

Pricing Date..........................  September 9, 2003

CUSIP.................................  12496DAA5

Interest Payments and Principal
Distributions on the Corporate
Bond TRACERS Units....................  On each monthly Interest Payment Date, the Trust will pay to the holders of
                                        the Corporate Bond TRACERS Units
                                        interest in the amounts set forth on
                                        Schedule A hereto, which Schedule A may
                                        be revised from time to time upon any
                                        early redemption, repayment or
                                        Mandatory Liquidation of any Underlying
                                        Security. Interest on the Corporate
                                        Bond TRACERS Units will be paid
                                        initially at the rate of 5.22% per year
                                        on the aggregate Unit Principal Balance
                                        of the Corporate Bond TRACERS Units.
                                        The amount that holders of the
                                        Corporate Bond TRACERS Units are
                                        entitled to receive on each Interest
                                        Payment Date will be the amount
                                        actually received by the Trust, and not
                                        previously distributed, from the
                                        Payment Counterparty pursuant to the
                                        Payment Agreement, less expenses as
                                        described under "--Expenses" below and,
                                        in certain circumstances, less any
                                        Reimbursement Payment owed by the Trust
                                        to the Payment Counterparty, as
                                        described under "Description of Payment
                                        Agreement" below.

                                        If the Payment Agreement is terminated
                                        in full prior to the final Distribution
                                        Date, the amount that holders of the
                                        Corporate Bond TRACERS Units are
                                        entitled to receive on each Interest
                                        Payment Date will be their pro rata
                                        share of the amounts of interest
                                        actually received by the Trust, and not
                                        previously distributed, from the
                                        Security Issuers, less expenses as
                                        described under "--Expenses" below and,
                                        in certain circumstances, less any
                                        Reimbursement Payment owed by the Trust
                                        to the Payment Counterparty, as
                                        described under "Description of Payment
                                        Agreement" below. A
                                        revised Schedule A will be filed with
                                        the SEC by the Trustee on Form 8-K and
                                        will be available from your Morgan
                                        Stanley financial advisor upon request
                                        and the Trustee will provide notice of
                                        the termination to holders of the
                                        Corporate Bond TRACERS Units.
                                        Generally, the Trust will distribute
                                        principal amounts it receives from the
                                        Security Issuers to the holders of the
                                        Corporate Bond TRACERS Units in the
                                        amounts and on the dates set forth on
                                        Schedule A. However, the scheduled
                                        principal distribution date for an
                                        Underlying Security will vary if that
                                        Underlying Security is redeemed or
                                        repaid prior to its maturity or is
                                        subject to a Mandatory Liquidation. See
                                        "--Principal Distribution Dates" below.
                                        Holders of Corporate Bond TRACERS Units
                                        will be entitled to receive any
                                        payments of principal actually received
                                        by the Trust after the Cut-off Date on
                                        the Underlying Securities it holds.

                                        Payments of interest or principal will
                                        be made to owners of Corporate Bond
                                        TRACERS Units as of the applicable
                                        Record Date. See "--Record Date" below.

                                        Any tax, duty or other governmental
                                        charge that the Trustee is required to
                                        pay in connection with its services as
                                        trustee, including any tax required to
                                        be deducted or withheld from any
                                        payment to or by the Trust, shall be
                                        payable by the holders of the Corporate
                                        Bond TRACERS Units and shall be
                                        deducted from distributions to the
                                        holders. Any taxes withheld with
                                        respect to any Corporate Bond TRACERS
                                        Units shall reduce the distribution to
                                        the holder in respect of whom such
                                        withholding was required.

                                        If the Payment Counterparty fails to
                                        make a scheduled payment pursuant to
                                        the Payment Agreement or if a payment
                                        of principal on an Underlying Security
                                        is not made to the Trust, the amount on
                                        Schedule A corresponding to such
                                        interest or principal payment will not
                                        be paid to the holders of Corporate
                                        Bond TRACERS Units. Neither the Trustee
                                        nor the Depositor shall have any
                                        liability for any shortfall in any
                                        interest payment received from a
                                        Security Issuer or Underlying
                                        Distribution (as defined below)
                                        received from a Security Issuer or the
                                        Payment Counterparty or any obligation
                                        to advance its own funds to make any
                                        payment to any holder of Corporate Bond
                                        TRACERS Units.

                                        See the discussion of the Payment
                                        Agreement under "Description of Payment
                                        Agreement" below.

Underlying Distributions..............  Any payments received by the Trust pursuant to the Payment Agreement or
                                        principal payments received by the
                                        Trust on the Underlying Securities it
                                        holds.

Cut-off Date..........................  The Original Issue Date.

Interest Payment Dates................  The Interest Payment Dates will be the
                                        25th day of each month, beginning
                                        October 27, 2003; provided that if any
                                        such day is not a Business Day, the
                                        Interest Payment Date will be postponed
                                        to the following Business Day.

Principal Distribution Dates..........  The Principal Distribution Dates with respect to Underlying Distributions of
                                        principal are the dates set forth on
                                        Schedule A, which are also Interest
                                        Payment Dates; provided that if the
                                        Trust does not receive the Underlying
                                        Distribution early enough on such
                                        Business Day to permit the Trustee to
                                        distribute the applicable payment to
                                        holders of Corporate Bond TRACERS Units
                                        on the same day, the Principal
                                        Distribution Date with respect to such
                                        Underlying Distribution will be the
                                        following Business Day.

                                        If the principal amount of an
                                        Underlying Security is redeemed or
                                        repaid in whole or in part prior to its
                                        maturity, the Principal Distribution
                                        Date for such Underlying Distribution
                                        of principal will be the subsequent
                                        Interest Payment Date.

Distribution Date.....................  Any Interest Payment Date or Principal
                                        Distribution Date.

                                        The final Distribution Date is expected
                                        to be July 25, 2013, which is the
                                        Interest Payment Date immediately
                                        succeeding the maturity date of the
                                        latest maturing Underlying Security. If
                                        such Underlying Security is subject to
                                        a Mandatory Liquidation or is repaid in
                                        full prior to the expected maturity
                                        date, the final Distribution Date could
                                        occur earlier. See "--Mandatory
                                        Liquidation of Underlying Securities"
                                        below. In the event of a default on any
                                        Underlying Security, the final
                                        Distribution Date on the Corporate Bond
                                        TRACERS Units could occur later than
                                        July 25, 2013, but will be no later
                                        than the fourth Business Day following
                                        the completion of any Mandatory
                                        Liquidation of the Underlying Security
                                        (and the amount paid on the Corporate
                                        Bond TRACERS Units may be less than the
                                        amount specified in Schedule A). See
                                        "--Mandatory Liquidation of Underlying
                                        Securities" below.

                                        See Schedule A to this prospectus
                                        supplement for a list of the
                                        anticipated Distribution Dates and
                                        interest and principal payments on the
                                        Corporate Bond TRACERS Units.

Record Date...........................  The Record Date with respect to any
                                        Distribution Date will be the Business
                                        Day immediately preceding such
                                        Distribution Date. The Record Date with
                                        respect to a Mandatory Liquidation will
                                        be the Business Day selected by the
                                        Administrative Agent and specified in
                                        the notice of Mandatory Liquidation
                                        delivered by the Trustee; provided that
                                        the Record Date so specified will be no
                                        earlier than the second Business Day
                                        following the date of such notice.

Business Day..........................  Any day other than (i) a Saturday or
                                        Sunday or (ii) a day on which
                                        commercial banks in New York, New York
                                        or Chicago, Illinois are authorized or
                                        required by applicable law, regulation
                                        or executive order to close.

Record Owner..........................  The Record Owner of a Corporate Bond
                                        TRACERS Unit on any day is the person
                                        in whose name the Corporate Bond
                                        TRACERS Unit is registered on the
                                        records of the Trustee at the close of
                                        business on such day. The Record Owner
                                        on any day is expected to be DTC or its
                                        nominee. A holder's beneficial interest
                                        in the Corporate Bond TRACERS Unit will
                                        be evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on the holder's behalf as a
                                        direct or
                                        indirect participant in DTC. In this
                                        prospectus supplement, all references
                                        to actions taken by the holders of
                                        Corporate Bond TRACERS Units or to be
                                        taken by holders of Corporate Bond
                                        TRACERS Units refer to actions taken or
                                        to be taken by DTC upon instructions
                                        from its participants acting on behalf
                                        of holders of Corporate Bond TRACERS
                                        Units, and all references to payments
                                        or notices to holders of Corporate Bond
                                        TRACERS Units will mean payments or
                                        notices to DTC, as the registered
                                        holder of the Corporate Bond TRACERS
                                        Units, for distribution to participants
                                        in accordance with DTC's procedures.
                                        For more information regarding DTC and
                                        book entry notes, see the section of
                                        the accompanying prospectus called
                                        "Description of Units--Form."

Rating................................  The Corporate Bond TRACERS Units are
                                        expected to be assigned a rating of
                                        "A3" by Moody's Investors Service, Inc.
                                        ("Moody's") and "A-" by Standard &
                                        Poor's Ratings Services ("S&P"),
                                        subject to meeting the requirements of
                                        those rating agencies. The Corporate
                                        Bond TRACERS Units will not be issued
                                        unless they are assigned a rating of at
                                        least Baa3 by Moody's and at least BBB-
                                        by S&P.

                                        The ratings of the Corporate Bond
                                        TRACERS Units address the likelihood
                                        that holders of Corporate Bond TRACERS
                                        Units will receive the payments
                                        required under the Trust Agreement and
                                        are based primarily on the credit
                                        quality and relative volatility of the
                                        Underlying Securities. The ratings of
                                        the Corporate Bond TRACERS Units do
                                        not, however, constitute a statement
                                        regarding the occurrence or frequency
                                        of redemptions or repayments on, or
                                        extensions of the maturity of, the
                                        Underlying Securities, the
                                        corresponding effect on yield to
                                        investors or whether investors in the
                                        Corporate Bond TRACERS Units may fail
                                        to recover fully their initial
                                        investment. A rating is not a
                                        recommendation to buy, sell or hold
                                        securities and may be subject to
                                        revision or withdrawal at any time by
                                        the assigning rating agency. Each
                                        security rating should be evaluated
                                        independently of any other security
                                        rating.

                                        The Depositor has not requested a
                                        rating on the Corporate Bond TRACERS
                                        Units by any rating agency other than
                                        the rating agencies identified above.
                                        There can be no assurance as to whether
                                        any other rating agency will rate the
                                        Corporate Bond TRACERS Units, or, if it
                                        does, what rating would be assigned by
                                        any such other rating agency. A rating
                                        on the Corporate Bond TRACERS Units by
                                        another rating agency, if assigned at
                                        all, may be lower than the ratings
                                        assigned to the Corporate Bond TRACERS
                                        Units by the rating agencies identified
                                        above.

                                        Any ratings assigned to the Corporate
                                        Bond TRACERS Units will be based on the
                                        initial portfolio of Underlying
                                        Securities. These ratings may change if
                                        any Underlying Securities are removed
                                        from the portfolio upon their maturity
                                        or due to a redemption, repayment or
                                        Mandatory Liquidation, or if any
                                        Underlying Security becomes subject to
                                        a rating change.

                                        Moody's has informed the Depositor that
                                        Moody's rating of the Units only
                                        addresses the ultimate receipt of
                                        interest and principal on the
                                        Underlying Securities in the Trust in
                                        accordance with the
                                        governing documentation, and is
                                        substantially based on the average
                                        credit quality of such Underlying
                                        Securities. Moody's rating of the Units
                                        will reflect the composition of the
                                        Trust's pool of remaining Underlying
                                        Securities following any removal from
                                        the Trust of Underlying Securities
                                        pursuant to the governing
                                        documentation, and accordingly, the
                                        rating of the Units can be expected to
                                        change with the credit quality of such
                                        remaining Underlying Securities. The
                                        rating of the Units does not address
                                        losses that an investor may experience
                                        if Underlying Securities are sold by
                                        the Trust prior to their maturity. Any
                                        future ratings assigned following the
                                        removal of an Underlying Security will
                                        address the ultimate receipt of
                                        interest and principal on the
                                        prevailing outstanding principal amount
                                        and coupons thereof.

                                        S&P has informed the Depositor that
                                        S&P's rating only addresses the timely
                                        receipt of interest and principal on
                                        the Corporate Bond TRACERS Units. This
                                        assessment considers the credit quality
                                        of the Underlying Securities. The
                                        rating does not address market price
                                        losses that might occur if an
                                        Underlying Security is liquidated as
                                        the result of the occurrence of a
                                        Mandatory Liquidation prior to the
                                        final Principal Distribution Date.
                                        S&P's rating assumes that the investor
                                        will hold the Corporate Bond TRACERS
                                        Units until the final maturity of the
                                        Corporate Bond TRACERS Units. The
                                        rating considers the cash flow
                                        generated by the Underlying Securities.
                                        S&P's rating may change due to changes
                                        in the portfolio that occur when an
                                        Underlying Security is the subject of a
                                        Mandatory Liquidation, is repaid in
                                        full or has matured.

                                        Additionally, S&P's rating is not a
                                        recommendation to purchase, sell or
                                        hold any Underlying Security or the
                                        Corporate Bond TRACERS Units, inasmuch
                                        as they do not comment as to market
                                        price, yield or suitability for a
                                        particular investor. The rating is
                                        based on current information furnished
                                        to S&P by the Trust or obtained by S&P
                                        from other sources it considers
                                        reliable. S&P does not perform an audit
                                        in connection with any rating and may,
                                        on occasion, rely on unaudited
                                        financial information. The ratings may
                                        be changed, suspended or withdrawn as a
                                        result of changes in, or unavailability
                                        of, such information, or based on other
                                        circumstances.

Mandatory Liquidation of Underlying
Securities............................  The Trustee will be required to cause the sale of an Underlying Security and
                                        deliver the proceeds of such sale (less
                                        any Liquidation Costs (as defined
                                        below) and any applicable Reimbursement
                                        Payment) to the holders of Corporate
                                        Bond TRACERS Units (a "Mandatory
                                        Liquidation") upon its actual knowledge
                                        of the occurrence of either of the
                                        following events:

                                        (i)  an "underlying security default"
                                             (as defined under "Description of
                                             Trust Agreements--Trust wind-up
                                             events, liquidation events and
                                             disqualification
                                             events--Liquidation events" in the
                                             accompanying prospectus) occurs
                                             with respect to the Underlying
                                             Security; or

                                        (ii) the Underlying Security becomes a
                                             "disqualified underlying security"
                                             (as defined under "Description of
                                             Trust

                                             Agreements--Trust wind-up events,
                                             liquidation events and
                                             disqualification events--
                                             Disqualification events" in the
                                             accompanying prospectus).

                                        In the event of a Mandatory Liquidation
                                        of an Underlying Security, the payments
                                        from the Payment Counterparty to the
                                        Trust, and from the Trust to the
                                        holders of the Corporate Bond TRACERS
                                        Units, beginning at the start of the
                                        monthly interest payment period in
                                        which such Mandatory Liquidation
                                        occurs, will be reduced by the amount
                                        attributable to that Underlying
                                        Security.

                                        In addition, the Trustee will be
                                        required to cause the sale of the
                                        Underlying Securities and to deliver
                                        the proceeds of such sale (less any
                                        Liquidation Costs and any applicable
                                        Reimbursement Payment) to the holders
                                        of the Corporate Bond TRACERS Units if
                                        a Trust Wind-Up Event (as defined under
                                        "--Trust Wind-Up Events"), other than a
                                        Trust Wind-Up Event caused by a
                                        redemption of all of the Underlying
                                        Securities, occurs.

                                        Upon a Mandatory Liquidation of an
                                        Underlying Security, the Trustee will
                                        deliver notice to each holder of
                                        Corporate Bond TRACERS Units of the
                                        initiation of the Mandatory Liquidation
                                        of the Underlying Security as of the
                                        date of the event, set forth the date
                                        of such event and, to the extent
                                        received from the Administrative Agent,
                                        specify the Record Date for the
                                        Mandatory Liquidation. For a Mandatory
                                        Liquidation of an Underlying Security
                                        that becomes a disqualified underlying
                                        security, the Administrative Agent will
                                        use reasonable efforts to liquidate as
                                        promptly as practicable the relevant
                                        Underlying Securities on behalf of the
                                        holders, and the Trustee shall pay the
                                        proceeds of such liquidation, less any
                                        Liquidation Costs and any applicable
                                        Reimbursement Payment, to the holders
                                        on the Interest Payment Date
                                        immediately following its receipt of
                                        such liquidation proceeds. For a
                                        Mandatory Liquidation of an Underlying
                                        Security resulting from an underlying
                                        security default, after waiting 45 days
                                        from the date of such default,
                                        (regardless of whether the default is
                                        continuing at such time) the
                                        Administrative Agent will use
                                        reasonable efforts to liquidate the
                                        relevant Underlying Securities on
                                        behalf of the holders, and the Trustee
                                        shall pay the proceeds of such
                                        liquidation, less any Liquidation Costs
                                        and any applicable Reimbursement
                                        Payment, to the holders on the
                                        immediately following Interest Payment
                                        Date.

                                        "Liquidation Costs" will include any
                                        customary expenses of liquidation
                                        incurred by the Administrative Agent
                                        and the Trustee, and, if the Payment
                                        Agreement is terminated in full prior
                                        to the final Distribution Date,
                                        "Liquidation Costs" will include any
                                        amount due for trust expenses that
                                        would otherwise have been taken from
                                        any payment of accrued interest as
                                        described under "--Expenses" below.

Trust Wind-Up Events..................  The following Trust Wind-Up Events supercede and replace those described
                                        under "Description of Trust
                                        Agreements--Trust wind-up events,
                                        liquidation events and disqualification
                                        events" in the accompanying prospectus.
                                        A Trust Wind-Up Event will occur if any
                                        of the following events occurs:

                                        (i)   all of the Underlying Securities
                                              then held by the Trust are
                                              redeemed;

                                        (ii)  all of the Underlying Securities
                                              then held by the Trust are subject
                                              to Mandatory Liquidation pursuant
                                              to clause (i) or (ii) under
                                              "--Mandatory Liquidation of
                                              Underlying Securities" above;

                                        (iii) any Excess Expense Event (as
                                              defined under "--Extraordinary
                                              Trust Expenses") occurs;

                                        (iv)  designation by the Trustee of a
                                              "Tax Wind-Up Event" under the
                                              Trust Agreement; or

                                        (v)   the Trust ceases to satisfy the
                                              requirements of the exemption
                                              provided under Rule 3a-7 of the
                                              Investment Company Act of 1940
                                              ("Rule 3a-7").

                                        If a Trust Wind-Up Event occurs, the
                                        Trust will terminate, and, if the Trust
                                        Wind-Up Event is a result of the events
                                        described in clauses (iii), (iv) or
                                        (v), the Trustee will deliver notice to
                                        each holder of Corporate Bond TRACERS
                                        Units of the occurrence of a Trust
                                        Wind-Up Event and set forth the date
                                        of the Trust Wind-Up Event. Such notice
                                        will state that holders should
                                        surrender their Corporate Bond TRACERS
                                        Units to the Trustee or give, to the
                                        Trustee's reasonable satisfaction,
                                        appropriate indemnity or security in
                                        exchange for cash payment of the
                                        liquidated proceeds of the Trust. Such
                                        notice shall also specify the cause of
                                        the Trust Wind-Up Event and the
                                        location and hours of the office or
                                        agency of the Trustee at which
                                        Corporate Bond TRACERS Units should be
                                        presented and surrendered.

                                        The Administrative Agent will use
                                        reasonable efforts to liquidate as
                                        promptly as practicable all of the
                                        Underlying Securities held by the Trust
                                        on behalf of the holders in the case of
                                        a Trust Wind-Up Event resulting from an
                                        event described under clauses (iii),
                                        (iv) and (v) above. The Trustee shall
                                        pay the proceeds of such liquidation
                                        together with any cash amounts held by
                                        the Trust (less Liquidation Costs, any
                                        applicable Reimbursement Payment and
                                        any other amounts due to the Trustee or
                                        the Administrative Agent) to holders of
                                        Corporate Bond TRACERS Units on a pro
                                        rata basis promptly but no later than
                                        the fourth Business Day following the
                                        completion of liquidation upon the
                                        Trustee's receipt of such holders'
                                        Corporate Bond TRACERS Units or
                                        appropriate and satisfactory indemnity
                                        or security.

                                        If the Trust must sell Underlying
                                        Securities upon a Mandatory Liquidation
                                        or a Trust Wind-Up Event, the
                                        Administrative Agent will solicit bids
                                        for the affected Underlying Securities
                                        held by the Trust from at least three
                                        registered broker-dealers of national
                                        reputation, one of which may be the
                                        Administrative Agent. The
                                        Administrative Agent will, on behalf of
                                        the Trust, sell the Underlying
                                        Securities at the highest bid price
                                        received. If the Administrative Agent
                                        did not put forward such highest bid,
                                        it may purchase the Underlying
                                        Securities at such highest bid rather
                                        than selling the Underlying Securities
                                        to the highest bidder.

                                        A "Tax Wind-Up Event" will occur with
                                        respect to the Trust if the Trustee has
                                        obtained an opinion of nationally
                                        recognized independent tax counsel
                                        experienced in such matters to the
                                        effect that there is more than an
                                        insubstantial risk that at such time,
                                        or within 90 days of the date thereof,
                                        the Trust is, or would be, subject to
                                        more than a de minimis amount of taxes,
                                        duties or other governmental charges.

Voting................................  Holders of Corporate Bond TRACERS Units
                                        will have the right to exercise any
                                        voting rights with respect to the
                                        Underlying Securities, subject to the
                                        limitations described in the section of
                                        the accompanying prospectus called
                                        "Description of Units--Voting of
                                        securities, modification of underlying
                                        security issuance agreements." The
                                        Trustee will mail any documents
                                        (including proxy statements, annual
                                        reports and signed proxies) relating to
                                        the exercise of such voting rights to
                                        DTC, as Record Owner of the Corporate
                                        Bond TRACERS Units, and DTC will
                                        deliver such documents to holders of
                                        Corporate Bond TRACERS Units in
                                        accordance with its customary
                                        procedures.

Notices...............................  The Trustee will promptly transmit to
                                        DTC, as Record Owner of the Corporate
                                        Bond TRACERS Units, any notice with
                                        respect to a Corporate Bond TRACERS
                                        Unit or any notice with respect to an
                                        Underlying Security (including any
                                        notice of redemption or of a meeting or
                                        of any other occasion for the exercise
                                        of voting rights by holders of
                                        Underlying Securities) received by the
                                        Trustee in its capacity as holder of
                                        the Underlying Securities. DTC will
                                        deliver such documents to holders of
                                        Corporate Bond TRACERS Units in
                                        accordance with the standard rules and
                                        procedures of DTC and its direct and
                                        indirect participants. See also
                                        "Description of Trust Agreements--
                                        Notices" in the accompanying prospectus.

Expenses..............................  The Trustee will retain an amount of each Underlying Distribution received
                                        from the Payment Counterparty equal to
                                        0.063% per annum of the then current
                                        principal amount of the Underlying
                                        Securities (computed on a 30/360 day
                                        count basis), in order to pay the
                                        expenses of the Trust and will deposit
                                        such amounts in an "Expense Account."
                                        The Trustee will be responsible for
                                        paying the Trustee Fees and the
                                        Administrative Agent Fees (each as
                                        defined below) on behalf of the Trust
                                        and paying certain other expenses of
                                        the Trust, including rating agency and
                                        listing fees.

                                        In addition, the Trust will invest any
                                        Underlying Distributions of principal
                                        it receives between Interest Payment
                                        Dates in "Eligible Assets," as such
                                        term is defined in Rule 3a-7, that are
                                        Permitted Investments, as such term is
                                        defined in the Trust Agreement for the
                                        Units, and that mature prior to the
                                        succeeding Interest Payment Date. The
                                        Trust will deliver such Underlying
                                        Distributions of principal to holders
                                        on the subsequent Interest Payment Date
                                        but will retain any income the Trust
                                        earns on those investments and deposit
                                        such income in the Expense Account. The
                                        Trust shall not be responsible or
                                        liable for any losses on such
                                        investments. Any of such income not
                                        used to pay for the expenses of the
                                        Trust will be distributed quarterly to
                                        the Depositor as described below.

                                        In the event that the Payment Agreement
                                        is terminated in full prior to the
                                        final Distribution Date, the Trustee
                                        will retain, for expenses, a
                                        portion of each interest payment it
                                        receives from each Security Issuer and
                                        a portion of the accrued and unpaid
                                        interest received upon a Mandatory
                                        Liquidation of an Underlying Security.
                                        The amount retained for expenses at the
                                        time of a distribution of interest will
                                        be equal to the aggregate amount of
                                        such distribution multiplied by a
                                        fraction, the numerator of which is
                                        0.063% and the denominator of which is
                                        the per annum interest rate applicable
                                        to that Underlying Security for the
                                        relevant accrual period. The amount
                                        retained for expenses at the time of a
                                        Mandatory Liquidation will be equal to
                                        the accrued but unpaid interest on the
                                        Underlying Security as of the date of
                                        the Mandatory Liquidation multiplied by
                                        a fraction, the numerator of which is
                                        0.063% and the denominator of which is
                                        the per annum interest rate applicable
                                        to that Underlying Security for the
                                        relevant accrual period.

                                        As compensation for and in payment of
                                        trust expenses related to its services
                                        under the Trust Agreement (other than
                                        Extraordinary Trust Expenses), the
                                        Trustee will receive an annual trustee
                                        fee in an amount equal to $5,000.00
                                        ("Trustee Fees").

                                        To the extent that the amount retained
                                        by the Trust is not sufficient to cover
                                        the Trust's expenses, the Depositor
                                        shall be responsible for such
                                        shortfall. If any amount remains in the
                                        Expense Account upon payment of the
                                        Trust's expenses, such amount shall be
                                        distributed to the Depositor on the
                                        25th day of each March, June, September
                                        and December, or, if such 25th day is
                                        not a Business Day, the next succeeding
                                        Business Day, commencing December 26,
                                        2003.

Extraordinary Trust Expenses..........  The Depositor will indemnify the
                                        Trustee for "extraordinary trust
                                        expenses" (as defined under
                                        "Description of Trust
                                        Agreements--Trustee compensation" in
                                        the accompanying prospectus) incurred
                                        by the Trustee up to the Maximum
                                        Reimbursable Amount in the aggregate.
                                        If the Trustee incurs Extraordinary
                                        Trust Expenses that in the aggregate
                                        exceed the Trigger Amount, an "Excess
                                        Expense Event" will occur unless the
                                        Depositor, in its sole discretion,
                                        agrees to increase the Maximum
                                        Reimbursable Amount. If, after the
                                        Depositor has increased the Maximum
                                        Reimbursable Amount, Extraordinary
                                        Trust Expenses reach the
                                        then-applicable Trigger Amount, an
                                        "Excess Expense Event" will again occur
                                        unless the Depositor, in its sole
                                        discretion, further increases the
                                        Maximum Reimbursable Amount. See
                                        "--Trust Wind-Up Events."

Maximum Reimbursable Amount...........  Initially $100,000, and thereafter any higher amount specified by the
                                        Depositor in writing to the Trustee;
                                        provided that any increase in the
                                        Maximum Reimbursable Amount shall
                                        result in a Maximum Reimbursable Amount
                                        at least $25,000 higher than the amount
                                        of all Extraordinary Trust Expenses
                                        incurred to the date of such increase.
                                        The Depositor is under no obligation to
                                        increase the Maximum Reimbursable
                                        Amount. For purposes of making your
                                        decision to invest in the Corporate
                                        Bond TRACERS Units, you should assume
                                        that the Maximum Reimbursable Amount
                                        will not be raised and that there will
                                        be a Trust Wind-Up Event if
                                        Extraordinary Trust Expenses exceed
                                        $25,000. See "Risk Factors--You may
                                        lose money if the Trust is required to
                                        liquidate an Underlying Security at a
                                        time when market interest rates have
                                        risen."

Trigger Amount........................  The Maximum Reimbursable Amount minus
                                        $75,000.

Underwriter...........................  Morgan Stanley & Co. Incorporated ("MS
                                        & Co.").

Administrative Agent..................  MS & Co., acting pursuant to an
                                        Administration Agreement with the
                                        Trustee.

                         DESCRIPTION OF TRUST PROPERTY

     The property of the Trust created under the Trust Agreement (the "Trust Property") will initially consist of $1,000,000 principal amount of each of the 25 Underlying Securities and a Payment Agreement between the Trust and MSCS, as Payment Counterparty (as described under "Description of Payment Agreement" below). An Underlying Security will no longer constitute part of the Trust Property to the extent that the Underlying Security is subject to Mandatory Liquidation, is redeemed or repaid in full or has matured. The Corporate Bond TRACERS Units will represent fractional undivided interests in the Trust Property.

     Security Issuers. The issuer of each Underlying Security is an "eligible underlying security issuer" (as defined under "Description of Trust Property" in the accompanying prospectus) as of the Original Issue Date. For the purposes of determining whether the issuer of an Underlying Security is an "eligible underlying security issuer," a guarantor of the Underlying Security may be treated as the issuer.

     Each Security Issuer (or guarantor, as the case may be) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required, in accordance therewith, to file periodically certain financial and other information specified by the SEC. A registration statement has been filed under the Securities Act of 1933, as amended (the "Securities Act"), for each Underlying Security. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC's website is http://www.sec.gov. Information provided to or filed with the SEC by each of the Security Issuers pursuant to the Exchange Act can be located by reference to the SEC file number indicated in Table 1 below. Table 1 also includes a brief description of each Security Issuer's business. Information regarding each of the Underlying Securities can be found in the registration statement filed by the applicable Security Issuer under the registration statement number indicated in Table 1 below. In addition, information regarding those and other Security Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the Depositor nor the Trustee makes any representation or warranty as to the accuracy or completeness of such information.

     This prospectus supplement and the accompanying prospectus relate only to the Corporate Bond TRACERS Units offered hereby and do not relate to the Security Issuers, the Underlying Securities or other securities of the Security Issuers. We have derived the disclosure contained in this prospectus supplement and the accompanying prospectus regarding the Security Issuers and the Underlying Securities from the publicly available documents and sources described in the preceding paragraph. In connection with the offering of the Corporate Bond TRACERS Units, none of the Depositor, the Trustee or MS & Co. has made any due diligence inquiry with respect to the Security Issuers or the Underlying Securities. None of the Depositor, the Trustee or MS & Co. makes any representation that such publicly available documents are, or any other publicly available information regarding the Security Issuers or the Underlying Securities is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the market values or the ratings of the Underlying Securities have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Security Issuers or the Underlying Securities could affect the ratings of the Underlying Securities and the amounts received on any Distribution Date with respect to the Corporate Bond TRACERS Units and therefore the trading prices of the Corporate Bond TRACERS Units.

     None of the Depositor, the Trustee or MS & Co. nor any of their respective affiliates makes any representation to you as to the performance of the Underlying Securities.

     The Depositor, MS & Co. or their affiliates may presently or from time to time engage in business with the Security Issuers, including extending loans to, entering into loans with, or making equity investments in, the Security Issuers or providing advisory services to the Security Issuers, including merger and acquisition advisory services. In the course of such business, the Depositor, MS & Co. and/or their affiliates may acquire non-public information with respect to the Security Issuers. None of the Depositor, MS & Co. or any of their affiliates undertakes to disclose any such information to you. In addition, the Depositor, MS & Co. or one or more of their affiliates may publish research reports with respect to the Security Issuers. These research reports may or may not recommend that investors buy or hold any securities of the Security Issuers. The Underlying Securities included in the Corporate Bond TRACERS Unit will remain the same without regard to any change that Morgan Stanley & Co. Incorporated or its affiliates may make in their recommendations or decisions to begin or discontinue coverage of any of the Security Issuers in their research reports.

     As a prospective purchaser of a Corporate Bond TRACERS Unit, you should undertake an independent investigation of the Security Issuers and the terms of the Underlying Securities as in your judgment is appropriate to make an informed decision with respect to an investment in the Underlying Securities.


                           Table 1. Security Issuers

   Security Issuer                      Description of Issuer                     SEC File No.                 Registration
                                                                                 for Security                  Statement No.
                                                                                    Issuer                    for Underlying
                                                                                                                 Security
Bank of America              bank holding company and financial holding             1-6523                      333-97197
Corporation                  company providing a diversified range of
                             banking and nonbanking financial services
                             and products

Bank One Corporation         multibank bank holding company and                     1-15323                     333-70940
                             financial holding company providing
                             domestic retail banking, finance and credit
                             card services; worldwide commercial
                             banking services; and trust and investment
                             management services

BB&T Corporation             financial holding company engaged in                   1-10853                     333-64074
                             activities including various types of lending,
                             sales finance, leasing, asset management,
                             insurance, investment brokerage services,
                             capital markets services and transaction
                             processing

Boeing Capital               a subsidiary of The Boeing Company,                    0-10795                     333-83208
Corporation                  providing equipment financing and leasing
                             arrangements to customers

Campbell Soup                manufactures and markets soups, and                    1-3822                      333-90036
Company                      manufactures juice beverages, sauces,
                             biscuits and confectionery products

Citigroup Inc.               global financial services holding company,             1-09924                     333-57364
                             providing a range of financial services to
                             consumer and corporate customers

ConocoPhillips               energy company that engages in petroleum               0-49987                     333-101184
                             exploration and production; petroleum
                             refining, marketing, supply and
                             transportation; natural gas gathering,
                             processing and marketing; and chemicals and
                             plastics production and distribution

   Security Issuer                      Description of Issuer                     SEC File No.                 Registration
                                                                                 for Security                  Statement No.
                                                                                    Issuer                    for Underlying
                                                                                                                 Security
Consolidated Edison          engaged in the regulated electric, gas and             1-1217                      333-61008
Company of New York,         steam businesses
Inc.

Credit Suisse First          investment bank serving institutional,                 1-6862                      333-71850
Boston (USA), Inc.           corporate, government and individual clients,
                             with services including securities
                             underwriting, sales and trading,
                             investment banking, financial advisory
                             services, private equity investments,
                             brokerage services, derivatives and risk
                             management products and investment
                             research

Dominion Resources,          gas and electric holding company that                  1-8489                      333-97393
Inc.                         generates, transmits and distributes power
                             for sale in Virginia and northeastern North
                             Carolina, is a producer, transporter,
                             distributor and retail marketer of
                             natural gas, serving customers in
                             Pennsylvania, Ohio, West Virginia and
                             other states, and engages in independent
                             power and natural gas and oil exploration
                             and production

The Dow Chemical             engaged in the manufacture and sale of                 1-3433                      333-59964
Company                      chemicals, plastic materials, agricultural and
                             other specialized products and services

Duke Energy                  integrated provider of energy and energy               1-4928                      333-85486
Corporation                  services, offering physical delivery and
                             management of both electricity and natural
                             gas throughout the U.S. and abroad

Ford Motor Credit            automotive finance company providing                   1-6368                      333-50090
Company                      vehicle and dealer financing

General Electric             engaged in developing, manufacturing and                1-35                       333-71778
Company                      marketing a variety of products for the
                             generation, transmission, distribution, control
                             and utilization of electricity; delivering
                             network television services, operating
                             television stations, and providing cable,
                             Internet and multimedia programming and
                             distribution services; and offers financial and
                             other services

General Motors               engaged in automotive financial services;              1-3754                      333-58446
Acceptance                   originating and securitizing residential and
Corporation                  commercial mortgage loans and mortgage
                             related products; insuring and reinsuring
                             automobile service contracts, personal
                             automobile insurance coverages and selected
                             commercial insurance coverages

   Security Issuer                      Description of Issuer                     SEC File No.                 Registration
                                                                                 for Security                  Statement No.
                                                                                    Issuer                    for Underlying
                                                                                                                 Security
The Goldman Sachs            investment banking, securities and                     1-14965                     333-105242
Group, Inc.                  investment management firm providing
                             investment banking, trading and principal
                             investments and asset management and
                             securities services

John Deere Capital           provides and administers financing for retail          1-6458                      333-86790
Corporation                  purchases of new equipment manufactured
                             by Deere & Company's agricultural
                             equipment, commercial and consumer
                             equipment, and construction and forestry
                             divisions and used equipment taken in
                             trade for this equipment

Johnson & Johnson            engaged in the manufacture and sale of a               1-3215                      333-104821
                             broad range of products in the health
                             care field in the consumer, pharmaceutical
                             and medical devices and diagnostics
                             segments

Limited Brands, Inc.         sells women's and men's apparel, women's               1-8344                      033-53366
                             intimate apparel and personal care
                             products under various trade names
                             through its specialty retail stores and
                             catalog and e-commerce businesses

Marsh & McLennan             global professional services firm providing            1-5998                      333-67543
Companies, Inc.              clients with analysis, advice and
                             transactional capabilities in the fields of
                             risk and insurance services, investment
                             management and consulting

Merck & Co., Inc.            pharmaceutical products and services                   1-3305                      333-72546
                             company that discovers, develops,
                             manufactures and markets a range of
                             products for humans and animals, and
                             provides pharmacy benefit management
                             services

SBC Communications           provider of communications services and                1-8610                      333-36926
Inc.                         products including local exchange services,
                             wireless communications, long-distance
                             services, internet services,
                             telecommunications equipment, and
                             directory advertising and publishing

Union Oil Company of         operating subsidiary of Unocal Corporation,                                        333-58415
California                   described below

   Security Issuer                      Description of Issuer                     SEC File No.                 Registration
                                                                                 for Security                  Statement No.
                                                                                    Issuer                    for Underlying
                                                                                                                 Security
Unocal Corporation           engaged in oil and gas exploration and                 1-8483                      333-58415
(as guarantor of the         production, producing geothermal energy
Union Oil Company of         and providing electrical power, has
California debt              ownership in proprietary and common carrier
securities)                  pipelines and natural gas storage facilities
                             and is involved in the marketing and trading
                             of hydrocarbon commodities

Verizon Virginia Inc.        a local provider of exchange                           1-6964                      333-100552
                             telecommunication service and exchange
                             access service

Wal-Mart Stores, Inc.        a retailer engaged in mass merchandising               1-6991                      333-101847
                             operations through discount stores,
                             warehouse membership clubs and other
                             formats

     The Securities Pool. The Underlying Securities consist of debt securities issued by 25 domestic corporate issuers. See "Underlying Securities" beginning on page S-10 of this prospectus supplement for information about the Underlying Securities as of the Pricing Date. The Underlying Securities were purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Underlying Securities were not acquired from the obligors on the Underlying Securities or pursuant to any distribution by or agreement with such obligors.

     The composition of the pool of Underlying Securities and the distribution by industry, remaining term to maturity, interest rate and ratings of the Underlying Securities as of the Pricing Date are as set forth in Tables 2 through 6 below:

       Table 2. Composition of the Securities Pool as of the Pricing Date

Number of Underlying Securities:                        25
Aggregate Principal Balance:                            $25,000,000
Principal Balance per Underlying Security:              $1,000,000
Weighted Average Interest Rate:                         5.35%
Weighted Average Original Term to Maturity:             10.0 Years
Weighted Average Remaining Term to Maturity:            9.2 Years
Longest Remaining Term to Maturity:                     9.8 Years

Table 3. Distribution by Industry of the Securities Pool as of the Pricing Date

         Industry                      Number           Aggregate Principal       Percent of Aggregate
                                                        Balance in Millions         Principal Balance
Banking                                   4               $     4,000,000                    16%
Beverage, Food & Tobacco                  1                     1,000,000                     4
Business Credit/Finance                   4                     4,000,000                    16
  Lessors
Chemicals                                 1                     1,000,000                     4
Diversified/Conglomerate                  1                     1,000,000                     4
  Manufacturing
Financial/Investment                      2                     2,000,000                     8
  Services
Insurance                                 1                     1,000,000                     4
Oil & Gas                                 2                     2,000,000                     8
Pharmaceuticals/Health                    2                     2,000,000                     8
  Products
Retail Stores                             2                     2,000,000                     8
Telecommunications                        2                     2,000,000                     8
Utilities                                 3                     3,000,000                    12

           Table 4. Distribution by Remaining Term to Maturity of the
                     Securities Pool as of the Pricing Date

 Remaining Term to                     Number           Aggregate Principal       Percent of Aggregate
 Maturity in Years                                      Balance in Millions         Principal Balance
8.0 - 8.5                                 2               $     2,000,000                     8%
8.5 - 9.0                                 4                     4,000,000                    16
9.0 - 9.5                                15                    15,000,000                    60
9.5 - 10.0                                4                     4,000,000                    16

     As of the Pricing Date, approximately 44% of the Underlying Securities were subject to redemption at any time by the respective Security Issuers upon compliance with certain notice requirements.

         Table 5. Distribution by Interest Rate of the Securities Pool
                             as of the Pricing Date

    Interest Rate Range                Number           Aggregate Principal       Percent of Aggregate
                                                        Balance in Millions         Principal Balance
3.5% up to & including 4.0%               1               $     1,000,000                     4%
4.0% up to & including 4.5%               1                     1,000,000                     4
4.5% up to & including 5.0%               9                     9,000,000                    36
5.0% up to & including 5.5%               3                     3,000,000                    12
5.5% up to & including 6.0%               7                     7,000,000                    28
6.0% up to & including 6.5%               2                     2,000,000                     8
6.5% up to & including 7.0%               1                     1,000,000                     4
7.0% up to & including 7.5%               1                     1,000,000                     4

Table 6. Distribution by Ratings of the Securities Pool as of the Pricing Date

     Moody's Rating                    Number           Aggregate Principal       Percent of Aggregate
                                                        Balance in Millions         Principal Balance
          Aaa                             3               $     3,000,000                    12%
          Aa1                             -                         -                         -
          Aa2                             3                     3,000,000                    12
          Aa3                             3                     3,000,000                    12
          A1                              3                     3,000,000                    12
          A2                              2                     2,000,000                     8
          A3                              7                     7,000,000                    28
         Baa1                             3                     3,000,000                    12
         Baa2                             1                     1,000,000                     4

      S&P Rating                       Number           Aggregate Principal       Percent of Aggregate
                                                        Balance in Millions         Principal Balance
          AAA                             3               $     3,000,000                    12%
          AA+                             -                         -                         -
          AA                              1                     1,000,000                     4
          AA-                             1                     1,000,000                     4
          A+                              6                     6,000,000                    24
           A                              3                     3,000,000                    12
          A-                              5                     5,000,000                    20
         BBB+                             4                     4,000,000                    16
          BBB                             2                     2,000,000                     8


     As of the Pricing Date, 100% of the Underlying Securities and/or other classes of indebtedness of the Security Issuers were rated investment grade by at least one nationally recognized rating agency, and no obligor of any Underlying Security was in default in the payment of any installments of principal, interest or premium (if any) on the Underlying Security. Any such rating of any of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Security or the Corporate Bond TRACERS Units, and it is possible that a rating will not remain for any given period of time or that a rating will be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Description of Corporate Bond TRACERS Units--Ratings" in this prospectus supplement regarding certain considerations applicable to the ratings of the Corporate Bond TRACERS Units.

     Security Agreements. Each indenture or other agreement under which the Underlying Securities were issued (each, a "Security Agreement") limits the respective Security Issuer's ability to engage in certain activities and transactions and requires that the Security Issuer perform certain obligations with respect to the Underlying Securities.

     Each Security Agreement provides that the relevant Security Issuer, and in some cases, guarantors under the Security Agreement or certain subsidiaries of the Security Issuer, may not consolidate, merge, or transfer or lease assets, unless specified conditions are satisfied. Examples of such conditions are that:

     o    the Security Issuer or other entity is the surviving corporation;

     o the successor corporation assumes all applicable obligations under the Underlying Securities and the relevant Security Agreement;

     o immediately after the effectiveness of the consolidation or other transaction, the surviving or successor corporation is not in default under the Security Agreement;

     o    the successor corporation is a domestic corporation;

     o if, as the result of the consolidation or other transaction, assets of the Security Issuer become subject to a lien, the Underlying Securities are secured equally and ratably, or if required, given priority;

     o the Security Issuer delivers an opinion of counsel or an IRS ruling to the effect that the holders of the Underlying Securities will not recognize income, gain or loss for federal income tax purposes as a result of the consolidation or other transaction and will be subject to federal income tax on the same amount, in the same manner and at the same time as if the consolidation or other transaction had not occurred; and

     o in the case of a consolidation or other transaction involving a subsidiary, the Security Issuer retains ownership of a specified percentage of the voting power of the successor subsidiary corporation.

     Most of the Security Agreements restrict in some manner the ability of the relevant Security Issuer, and in some cases, the guarantor under the Security Agreements or certain subsidiaries, to incur or suffer to exist any lien, charge, or encumbrance upon some or any of their property or assets, or incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by grant of such a lien, unless the Underlying Securities are secured equally and ratably with such indebtedness. Exceptions to this type of restriction include:

     o liens, charges or encumbrances that are specifically permitted by the terms of the Security Agreement;

     o liens, charges or encumbrances that secure not more than a specified amount of indebtedness; and

     o a decision by the Board of Directors of a Security Issuer that the liens do not materially detract from or interfere with the value or control of the property serving as security.

     Some of the Security Agreements also restrict the ability of the Security Issuer to engage in sale and leaseback transactions, which are transactions whereby a Security Issuer leases property that it has sold. Conversely, some of the Security Agreements do not place any restrictions on the Security Issuer's ability to incur, or incur indebtedness secured by, liens, charges or encumbrances or engage in sale and leaseback transactions.

     Other covenants include restrictions on the Security Issuer's ability to sell or issue, or permit subsidiaries to sell or issue, shares of specified subsidiaries.

     The following is a summary of typical/significant events of default under the Security Agreements:

     o failure to make payments of principal (and premium, if any) and interest to holders of the Underlying Securities in specified time periods;

     o breach of specified representations or warranties, or failure to observe or perform any covenant or agreement under the Security Agreements for a specified period of time after notice is given to the Security Issuer by the trustee or the holders of not less than a specified percentage of the Underlying Securities; and

     o specified events of bankruptcy or insolvency relating to the Security Issuer and, in some cases, guarantors under the Security Agreement or certain subsidiaries.

     Other events of default contained within some of the Security Agreements include:

     o failure by the Security Issuer to make any required payment of principal (and premium, if any) or interest with respect to specified other debt obligations of the Security Issuer or the acceleration by or on behalf of the holders of those obligations; and

     o the entry of a final judgment requiring payment of money in excess of an amount specified in the Security Agreement against the Security Issuer or certain subsidiaries that is not discharged within a specified time period.

     As of the Pricing Date, approximately 44% of the Underlying Securities were subject to redemption options pursuant to which the Security Issuers may redeem the Underlying Securities at any time upon compliance with certain notice provisions. All of the Underlying Securities containing such a redemption option constitute senior, unsecured indebtedness. Overall, 88% of the Underlying Securities are senior obligations of the Security Issuers and 100% of the Underlying Securities are unsecured. With respect to the subordinated Underlying Securities, the Security Agreements generally provide that the Security Issuer cannot make payments on the subordinated debt if it is in default on its senior debt, that upon the bankruptcy or insolvency of the Security Issuer, holders of subordinated debt cannot receive payments until senior debt holders are paid in full and that the subordinated debt holders' acceleration rights are limited to specified events of bankruptcy or insolvency.

     Each of the Underlying Securities was registered under the Securities Act.


                         DESCRIPTION OF TRUST AGREEMENT

     The following summarizes the material terms of the Trust Agreement to the extent that they are not described in the accompanying prospectus. A Current Report on Form 8-K relating to the Corporate Bond TRACERS Units containing a copy of the Trust Agreement as executed will be filed by the Depositor with the SEC following the issuance and sale of the Corporate Bond TRACERS Units. Reference is made to the accompanying prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Corporate Bond TRACERS Units.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a holder of Corporate Bond TRACERS Units under the Trust Agreement only at the direction of one or more DTC participants to whose account the corresponding Units are credited. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of DTC participants whose holdings of those Units evidence those voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that DTC participants whose holdings of Units evidence those voting rights authorize divergent action. See the section of the accompanying prospectus called "Description of Units--Form."

     Retained Interest. The Depositor retains the right to receive any and all interest that accrues on the Underlying Securities prior to the Cut-off Date. The Depositor will receive such accrued interest with respect to each Underlying Security on the date such interest is received by the Trust from the relevant Security Issuer.

     If an underlying security default occurs with respect to an Underlying Security on or prior to the first interest payment date with respect to that Underlying Security and the Depositor does not receive such retained interest amount, the Depositor will have a claim for such retained interest, and will be paid pari passu with any payments owed to holders of the Corporate Bond TRACERS Units after the Cut-off Date from any proceeds recovered on the Underlying Security.

     Modification and Waiver of Trust Agreement. In order to modify or amend the Trust Agreement to modify the rights of holders of Corporate Bond TRACERS Units or to add, change or eliminate any provision of the Trust Agreement, the consent of holders of at least 662/3% in Unit Principal Balance of the outstanding Corporate Bond TRACERS Units materially adversely affected by the proposed change is required. See "Description of Trust Agreements--Modification and waiver" in the accompanying prospectus.

     No modification or amendment may (i) reduce in any manner the amount of, or alter the timing or currency of, distributions or payments required to be made on any Corporate Bond TRACERS Unit without the consent of the holder of any Corporate Bond TRACERS Unit affected or (ii) reduce the voting percentage required to consent to any amendment without the consent of the holders of all of the outstanding Corporate Bond TRACERS Units.

     In order to waive compliance by the Depositor or the Trustee with any restrictive provision of the Trust Agreement or waive any past default under the Trust Agreement (other than a default resulting from any failure to distribute amounts received as Underlying Distributions or a default in respect of any covenant or provision the modification or amendment of which would require consent of the holders of all of the outstanding Corporate Bond TRACERS Units), the consent of holders of at least 662/3% in Unit Principal Balance of the outstanding Corporate Bond TRACERS Units is required. See "Description of Trust Agreements--Modification and waiver" in the accompanying prospectus.

                        DESCRIPTION OF PAYMENT AGREEMENT

     The Trust will enter into a payment agreement with MSCS, as "Payment Counterparty," in the form of a 1992 ISDA Master Agreement (the "Payment Agreement"). The Payment Agreement is a swap agreement (as described under "Description of Trust Property--Swap agreements" in the accompanying prospectus. The Payment Agreement will document interest rate transactions with respect to each of the 25 Underlying Securities between the Trust and the Payment Counterparty under which the Trust will pay to the Payment Counterparty the interest payments received in respect of each Underlying Security (less any retained interest by the Depositor) and receive from the Payment Counterparty fixed rate payments, subject to reduction upon any early redemption, repayment or Mandatory Liquidation of any Underlying Security. The Payment Agreement will have the effect, subject to the performance by the Payment Counterparty of its obligations under the Payment Agreement, of converting the interest payable semi-annually or otherwise on the Underlying Securities into the monthly interest payments which the Trust will distribute to holders with respect to the Corporate Bond TRACERS Units.

     The principal economic terms of the Payment Agreement (as described below) will be set forth in one or more confirmations under the 1992 ISDA Master Agreement (the "Confirmations") to be dated as of September 25, 2003. A Current Report on Form 8-K relating to the Corporate Bond TRACERS Units containing a copy of the Confirmations as executed will be filed by the Depositor with the SEC following the issuance and sale of the Corporate Bond TRACERS Units.

     Each interest rate transaction evidenced in the Payment Agreement is subject (i) to a reduction in notional principal amount in the event of any early redemption or repayment of less than the full principal amount of an Underlying Security (a "Partial Early Repayment") and (ii) termination in the event of any early redemption or repayment of the entire principal amount of the related Underlying Security (an "Early Repayment") or upon a Mandatory Liquidation of the related Underlying Security.

     Payments. Pursuant to the terms of the Payment Agreement, the Trust will pay to the Payment Counterparty all amounts received by the Trust, other than amounts attributable to the payment or repayment of principal and amounts constituting retained interest of the Depositor, with respect to each Underlying Security on the Business Day on which the Trustee receives such payment as holder of that Underlying Security, unless the Trustee does not receive the payment early enough on such Business Day to permit the Trustee to deliver the payment to the Payment Counterparty on the same day, in which case the payment shall be delivered on the following Business Day. The Payment Counterparty will pay to the Trust monthly payments as provided in the Payment Agreement, subject to adjustment as described below, on the corresponding Interest Payment Dates. The Trust will distribute to holders on the corresponding Interest Payment Dates the amounts set forth on Schedule A to this prospectus supplement, which are equal to the corresponding scheduled payments the Trust receives from the Payment Counterparty less amounts retained by the Trust to pay the expenses of the Trust, and are subject to adjustment as described below. See "Description of Corporate Bond TRACERS Units--Interest Payment Dates" and "--Expenses" above, and the column called "Scheduled Trust Payments of Interest" in Schedule A to this prospectus supplement.

     The Trust will distribute to holders the proceeds it receives attributable to any principal payment or repayment (but not any "make-whole" amount) from any Partial Early Repayment, Early Repayment or Mandatory Liquidation of an Underlying Security (minus any Reimbursement Payment, as described below) on the first Interest Payment Date following receipt thereof. See "Description of Corporate Bond TRACERS Units--Principal Distribution Dates" and "--Mandatory Liquidation of Underlying Securities."

     If the Payment Counterparty defaults under the Payment Agreement, all amounts owed to the Trust under the Payment Agreement will be paid from any interest or principal received on the Underlying Securities prior to amounts owed to the Payment Counterparty.

     Payments upon the Mandatory Liquidation of an Underlying Security. Following the Mandatory Liquidation of an Underlying Security, the Payment Counterparty will be entitled to receive a "Reimbursement Payment" from the Trust equal to the accrued but unpaid interest, if any, on such Underlying Security from and excluding the last date on which the full amount of interest due on the Underlying Security was actually paid by the Security Issuer to the Trust to and including the immediately preceding Interest Payment Date for the Corporate Bond TRACERS Units. The Trust will pay the Reimbursement Payment to the Payment Counterparty from the portion of the proceeds of the Mandatory Liquidation representing accrued but unpaid interest on the Underlying Security, as determined by the Payment Counterparty, prior to any payments to holders of the Corporate Bond TRACERS Units from such portion of the proceeds.

     Payments upon Specified Trust Wind-Up Events or Early Termination of the Payment Agreement. The entire Payment Agreement is subject to early termination if there is (a) a Trust Wind-Up Event resulting from (i) the occurrence of an "Excess Expense Event," (ii) the designation of a "Tax Wind-Up Event" under the Trust Agreement or (iii) a failure of the Trust to satisfy the requirements of Rule 3a-7 (each, a "Specified Trust Wind-Up Event"), or (b) if the Payment Counterparty designates an "Early Termination Date" under the Payment Agreement following an "Illegality," "Tax Event," "Merger without Assumption," "Failure to Make a Payment" or "Bankruptcy."

     If the Payment Agreement is terminated due to a Specified Trust Wind-Up Event, the Payment Counterparty may be entitled to receive a Reimbursement Payment with respect to each Underlying Security then held in the Trust. The Reimbursement Payments will be calculated and paid as described above under "--Payments upon the Mandatory Liquidation of an Underlying Security" and determined at the time of such Trust Wind-Up Event.

     If the Payment Agreement is terminated due to the designation of an "Early Termination Date" by the Payment Counterparty, the Trust will pay a Reimbursement Payment to the Payment Counterparty over time from the interest payments the Trust receives on the Underlying Security from the Security Issuer prior to any payments to holders of the Corporate Bond TRACERS Units from such interest payments; provided that in the event an Early Repayment or Mandatory Liquidation occurs prior to payment in full of such Reimbursement Payment, the Reimbursement Payment shall be paid to the Payment Counterparty from the portion of the proceeds of the Early Repayment or Mandatory Liquidation representing accrued but unpaid interest on the Underlying Security prior to any payments to holders of the Corporate Bond TRACERS Units from such portion of the proceeds.

     Limited Guarantee of Morgan Stanley

     Morgan Stanley will guarantee the amounts payable by MSCS, or any affiliate who succeeds as Payment Counterparty, under the Payment Agreement. If MSCS assigns its obligations to any non-affiliate who becomes the Payment Counterparty, which can only occur if the rating agencies accept the assignment of the Payment Agreement, Morgan Stanley will not guarantee the obligations of the non-affiliate Payment Counterparty.


                            SETTLEMENT AND CLEARING

     The Corporate Bond TRACERS Units will be issued in the form of one or more fully registered Global Securities that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC ("Participants"). Because holders will acquire, hold and transfer security entitlements with respect to the Corporate Bond TRACERS Units through accounts with DTC and its Participants, a beneficial holder's rights with respect to the Corporate Bond TRACERS Units will be subject to the laws (including Article 8 of the Uniform Commercial Code) and contractual provisions governing a holder's relationship with its securities intermediary and the relationship between its securities intermediary and each other securities intermediary between it and the Security Issuer. Unless and until it is exchanged in whole for securities in definitive registered form under the limited circumstances described in the accompanying prospectus, a Global Security cannot be transferred except as a whole by and among DTC, its nominees and any successors of DTC or those nominees.

     Each person owning a beneficial interest in the Corporate Bond TRACERS Units must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of Corporate Bond TRACERS Units.

     We understand that under existing industry practices, if any action is required of or permitted of holders of Corporate Bond TRACERS Units, DTC would authorize the Participants holding the relevant beneficial interests to give or take that action, and those Participants would authorize the beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments and other distributions with respect to Corporate Bond TRACERS Units will be made to DTC or its nominee as the registered owner of the Corporate Bond TRACERS Units. Neither the Depositor nor the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the Corporate Bond TRACERS Units or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that DTC, upon receipt of any payments or other distributions to holders of Corporate Bond TRACERS Units, will immediately credit Participants' accounts in amounts proportionate to their respective beneficial interests in the Corporate Bond TRACERS Units as shown on its records. We also expect that payments by Participants to owners of beneficial interests in Corporate Bond TRACERS Units held through Participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those Participants.

     If DTC is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Depositor within 90 days, the Trustee will issue Corporate Bond TRACERS Units in definitive form in exchange for the Global Securities that had been held by DTC. Any Corporate Bond TRACERS Units issued in definitive form in exchange for a Global Security will be registered in the name or names as DTC instructs the Trustee. It is expected that DTC's instructions will be based upon directions received by DTC from Participants with respect to ownership of beneficial interests in the Global Securities that had been held by DTC.

     Subject to the preceding paragraph, the Trustee will recognize DTC or its nominee as the Record Owner of the Corporate Bond TRACERS Units for all purposes, including notices and voting. Conveyance of notices and other communications by or to DTC to or from Participants and by or to Participants to or from beneficial owners of Corporate Bond TRACERS Units will be governed by arrangements among them, subject to any statutory and regulatory requirements as may be in effect from time to time.

     For further information about DTC and the settlement and clearing of the Corporate Bond TRACERS Units, see the section of the accompanying prospectus called "Description of Units--Form."


                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement dated as of September 9, 2003 (the "Underwriting Agreement") between the Depositor and MS & Co., the Depositor has agreed to sell and MS & Co., an affiliate of the Depositor, has agreed to purchase the Corporate Bond TRACERS Units. MS & Co. has agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Corporate Bond TRACERS Units offered hereby if any of such Corporate Bond TRACERS Units are purchased.

     In accordance with the Trust Agreement, the Depositor will receive Corporate Bond TRACERS Units from the Trustee upon deposit of the Underlying Securities. The Depositor has been advised by MS & Co. that it proposes to acquire such Corporate Bond TRACERS Units for its own account at a purchase price of 99.462% per Unit and to resell the Corporate Bond TRACERS Units from time to time in one or more transactions including negotiated transactions, at varying prices to be determined at the time of sale or at the time of commitment therefor. MS & Co. may effect such transactions by selling Corporate Bond TRACERS Units to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from MS & Co. and any purchasers of Corporate Bond TRACERS Units for whom they may act as agents. MS & Co. and any dealers that participate with MS & Co. in the distribution of Corporate Bond TRACERS Units may be deemed to be underwriters, and any profit on the resale of Corporate Bond TRACERS Units by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     The Depositor expects the Trustee to deliver the Corporate Bond TRACERS Units against deposit of the Underlying Securities in New York, New York on or about September 25, 2003.

     The Underwriting Agreement provides that the Depositor will indemnify MS & Co. against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments MS & Co. may be required to make in respect thereof.

     MS & Co. is an affiliate of the Depositor, and the participation by MS & Co. in the offering of the Corporate Bond TRACERS Units complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate. Following the initial sale of these Corporate Bond TRACERS Units, MS & Co. may offer and sell the Corporate Bond TRACERS Units in the course of its business as a broker-dealer. MS & Co. may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co. may use this prospectus supplement in connection with any of those transactions. MS & Co. is not obligated to make a market in the Corporate Bond TRACERS Units and may discontinue any market-making activities at any time without notice.

     Neither MS & Co. nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     In order to facilitate the offering of the Corporate Bond TRACERS Units, MS & Co. may engage in transactions that stabilize, maintain or otherwise affect the price of the Corporate Bond TRACERS Units or the Underlying Securities. Specifically, MS & Co. may sell more Corporate Bond TRACERS Units than it is obligated to purchase in connection with the offering, creating a naked short position in the Corporate Bond TRACERS Units for its own account. MS & Co. must close out any naked short position by purchasing the Corporate Bond TRACERS Units in the open market. A naked short position is more likely to be created if MS & Co. is concerned that there may be downward pressure on the price of the Corporate Bond TRACERS Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, MS & Co. may bid for, and purchase, Corporate Bond TRACERS Units or Underlying Securities in the open market to stabilize the price of the Corporate Bond TRACERS Units. Any of these activities may raise or maintain the market price of the Corporate Bond TRACERS Units above independent market levels or prevent or retard a decline in the market price of the Corporate Bond TRACERS Units. MS & Co. is not required to engage in these activities, and may end any of these activities at any time.

     MS & Co. has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Corporate Bond TRACERS Units or possesses or distributes this prospectus supplement and the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Corporate Bond TRACERS Units under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Corporate Bond TRACERS Units.

     It is expected that delivery of the Corporate Bond TRACERS Units will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the twelfth Business Day following the date of the pricing of the Corporate Bond TRACERS Units. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Corporate Bond TRACERS Units on the date of pricing or the next nine succeeding Business Days will be required, by virtue of the fact that the Corporate Bond TRACERS Units initially will settle in T+12, to specify alternative settlement arrangements to prevent a failed settlement.


                              ERISA CONSIDERATIONS

     It is expected that the Corporate Bond TRACERS Units will be "publicly-offered securities" as described under "ERISA Considerations" in the accompanying prospectus and, therefore, the restrictions described in that section of the prospectus shall not apply with respect to the Corporate Bond TRACERS Units.

                     UNITED STATES FEDERAL INCOME TAXATION

     The following summary is based on the advice of Davis Polk & Wardwell, special tax counsel to the Depositor, and is a general discussion of the principal U.S. federal income tax consequences to initial holders (unless specifically stated otherwise) of the Units who purchase the Units for an amount that is greater than the Unit Principal Balance on original issuance and who hold the Units and the Underlying Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein. This summary does not address all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

     o    certain financial institutions;

     o    dealers in options, securities or currencies;

     o U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

     o persons who hold a Unit as a part of a hedging transaction, straddle, conversion or other integrated transaction;

     o partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

     o traders making an election to be subject to a mark-to-market accounting method;

     o    tax-exempt organizations;

     o    holders subject to the alternative minimum tax; or

     o Non-U.S. Holders (as defined below) who hold Units in connection with a trade or business in the United States.

     Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. Prospective purchasers of Units should consult their own tax advisors as to the U.S. federal income and other tax consequences of the purchase, ownership and disposition of the Units.

     It is expected, and this disclosure assumes, that, for U.S. federal income tax purposes, the Underlying Securities are treated as indebtedness of the Security Issuers, do not bear any contingent payments, are in registered form, and are not convertible into stock or any other obligation of a Security Issuer.

     General

     The Trust will be classified for U.S. federal income tax purposes as a grantor trust and file returns accordingly. Each holder of a Unit will be treated as if the holder (i) directly owns a pro rata share of the Underlying Securities and a pro rata portion of the Payment Agreement, and (ii) directly purchases the pro rata share of the Underlying Securities and enters into the pro rata portion of the Payment Agreement for an amount equal to the amount the holder paid for the Unit. The purchase price of a Unit will be allocated between the Underlying Securities and the Payment Agreement based on their relative fair market values at the time the Unit is acquired. The Trust expects that 100% of the initial purchase price will be allocated to the Underlying Securities.

     Tax Consequences to U.S. Holders

     As used herein, the term "U.S. Holder" means a beneficial owner of a Unit that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     Proposed Treasury Regulations Section 1.671-5

     The treatment described herein is based in part on proposed Treasury Regulations Section 1.671-5 (the "2002 Proposed Regulations"), which prescribes, albeit in proposed form, information reporting rules for certain widely-held fixed income trusts, such as the Trust. The 2002 Proposed Regulations, if finalized, would be effective beginning January 1, 2004 and would apply to the Trust. Although the 2002 Proposed Regulations provide information reporting rules, the Trust believes that they suggest appropriate methods for determining the tax consequences of ownership and disposition of a Unit, including the determination of gain or loss or market discount recognized by a U.S. Holder upon disposition by the Trust of an Underlying Security. The rules prescribed by the 2002 Proposed Regulations are uncertain and subject to potentially differing interpretations, and the treatment described herein is based on the Trust's interpretation of the 2002 Proposed Regulations. No assurance can be given that the Internal Revenue Service (the "IRS") or the courts will agree with the treatment described herein, or that the final regulations will not differ materially from the 2002 Proposed Regulations, in which case the Trust's reporting requirements, and the tax consequences to you of investing in a Unit, may be different from those described herein. U.S. Holders are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the Units, including the interpretation of the 2002 Proposed Regulations.

     Taxation of Underlying Securities if Section 1272(a)(6)(C)(iii) Applies

     Applicability of Section 1272(a)(6)(C)(iii). Section 1272(a)(6)(C)(iii) of the Code applies, by its terms, to any pool of debt instruments the yield on which may be affected by reason of prepayments. Since the yield on the Underlying Securities on an aggregate basis may be affected by the exercise of a Security Issuer's right to call an Underlying Security, the Trust intends to take the position that the Underlying Securities constitute a pool to which
Section 1272(a)(6)(C)(iii) applies. However, there are no authorities that directly address whether Section 1272(a)(6)(C)(iii) applies, or the manner in which it applies, to the Underlying Securities. As a result, significant aspects of the tax treatment of the Units for U.S. federal income tax purposes are uncertain, including the proper method of calculating original issue discount, market discount and premium on the Underlying Securities, if the Underlying Securities are treated as a pool to which Section 1272(a)(6)(C)(iii) applies. U.S. Holders are urged to consult their own tax advisors regarding whether and how Section 1272(a)(6)(C)(iii) applies to the Underlying Securities. The following discussion assumes that Section 1272(a)(6)(C)(iii) applies to the Underlying Securities. If it is determined that Section 1272(a)(6)(C)(iii) does not apply, U.S. Holders will be taxed as described below under the subheading "Taxation of Underlying Securities if Section 1272(a)(6)(C)(iii) Does Not Apply."

     Original Issue Discount. The Trust intends to take the position no original issue discount will exist with respect to the Units, because no Underlying Security was issued with original issue discount, and because the Units will be sold on original issue at an initial offering price that is greater than the Unit Principal Balance.

     Payments of Interest. The Trust intends to take the position that interest on the Underlying Securities will be included in a U.S. Holder's income not as it is paid on Interest Payment Dates, but rather as it accrues or is paid on the Underlying Securities in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. The Trust will report such interest to U.S. Holders in a manner consistent with this treatment.

     Retirement or Sale of Underlying Securities. Under the 2002 Proposed Regulations, upon a sale or disposition (including retirement) of an Underlying Security, the Trust is required to report (i) the date of the sale or disposition, (ii) information regarding the sale proceeds received by the Trust with respect to the sale or disposition, (iii) information that will enable a U.S. Holder to allocate with reasonable accuracy a portion of the U.S. Holder's basis in the Unit to the sale or disposition, and (iv) information that will enable a U.S. Holder to allocate with reasonable accuracy a portion of the U.S. Holder's market discount or premium, if any, to the sale. For each sale or disposition of an Underlying Security, the Trust intends to report (i) the sales proceeds attributable to each Unit, and (ii) the portion, expressed as a percentage, of all remaining Underlying Securities held by the Trust immediately prior to the disposition that the Underlying Security represents on the date of disposition, determined by reference to fair market values on the date of original issuance of the Unit (such percentage, the Underlying Security's "Allocation Percentage"). Upon a sale or disposition of an Underlying Security, it is reasonable, in the absence of more accurate information, for a U.S. Holder to determine gain or loss in respect of the disposition to be the difference between the amount realized and the U.S. Holder's allocable basis in the Underlying Security, where (i) the amount realized is equal to the proceeds of the retirement or sale allocated to a U.S. Holder, and (ii) the U.S. Holder's basis is allocated to the Underlying Security by reference to its Allocation Percentage. Any such gain or loss will be capital gain or loss, subject to the market discount rules described in the next paragraph.

     Market Discount. In general, subject to a statutory de minimis amount, if a U.S. Holder of a debt security purchases the security for an amount less than its adjusted issue price, the amount of the difference is treated as "market discount" for U.S. federal income tax purposes. Absent an election to accrue the market discount currently, a U.S. Holder generally is required to treat any principal payment on, or any gain upon sale or disposition of, the security as ordinary income to the extent of accrued market discount. In light of the 2002 Proposed Regulations, it is unclear whether a U.S. Holder of a Unit will be required to account for market discount, if any, on each Underlying Security on a separate basis. As described in the paragraph above, subject to certain exceptions, the 2002 Proposed Regulations require the Trust to report, for each sale or disposition of an Underlying Security, information that will enable a U.S. Holder to allocate with reasonable accuracy a portion of the U.S. Holder's market discount, if any, to the sale or disposition. Under this approach, the Trust believes that it is reasonable for initial U.S. Holders that purchase Units on original issuance at an initial price that is greater than the Unit Principal Balance to take the position that the U.S. Holders do not have any market discount associated with the Underlying Securities. For U.S. Holders other than such initial U.S. Holders, subject to the statutorily defined de minimis amount, if the purchase price for a Unit (other than purchase price attributable to the Payment Agreement, determined as described below) is less than the then current Unit Principal Balance, the difference between the purchase price allocated to the Underlying Securities and the Unit Principal Balance will constitute market discount. Absent an election to accrue market discount currently, the Trust believes that it would be reasonable for a U.S. Holder to take the position that any gain recognized by the U.S. Holder upon retirement, sale or other disposition of an Underlying Security (as described above under "Retirement or Sale of Underlying Securities") should be taken into account as ordinary income to the extent of the accrued market discount that is allocable to the Underlying Security, where the market discount allocable to the Underlying Security is determined by reference to its Allocation Percentage. However, it is possible that the IRS might require a different methodology to determine, allocate or recognize the U.S. Holder's market discount upon retirement, sale or other disposition of an Underlying Security. For example, the IRS might require that all principal proceeds that are passed through to the U.S. Holder upon retirement of an Underlying Security, and all gross proceeds that are allocated to a U.S. Holder upon sale or disposition of an Underlying Security, must be taken into account as ordinary income to the extent of accrued market discount in respect of the Unit that has not been previously recognized. Absent an election to accrue the market discount currently, a U.S. Holder generally will be required to treat any gain upon sale or disposition of the Unit as ordinary income to the extent of accrued market discount in respect of the Unit that has not been previously recognized. U.S. Holders are urged to consult their own tax advisors regarding the proper application of the market discount rules to their Units. The purchase price of a Unit will be allocated to the Unit's pro rata share of Underlying Securities and pro rata portion of the Payment Agreement in proportion to their fair market values on the purchase date. U.S. Holders may contact their Morgan Stanley financial advisor for information concerning the relative fair market values of the Underlying Securities and the Payment Agreement on the relevant purchase date. In addition, absent an election to accrue market discount currently, a portion of interest paid by a U.S. Holder on any indebtedness incurred or continued to carry the Unit may be deferred.

     Premium. In general, if a U.S. Holder purchases a debt security for an amount that is greater than the amount payable at maturity, the amount of the difference is treated as "amortizable bond premium." The U.S. Holder may elect to amortize this premium, using a constant yield method, over the remaining term of the debt security. The U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset interest income required to be included in the U.S. Holder's income with respect to the debt security in that accrual period. An election to amortize bond premium applies to all taxable debt securities then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. In light of the 2002 Proposed Regulations, it is unclear whether a U.S. Holder of a Unit will be required to account for premium on each Underlying Security on a separate basis. As described above, subject to certain exceptions, the 2002 Proposed Regulations require the Trust to report, for each sale or disposition of an Underlying Security, information that will enable a U.S. Holder to allocate with reasonable accuracy a portion of the U.S. Holder's premium, if any, to the sale or disposition. Under this approach, the Trust believes that it is reasonable for U.S. Holders that purchase Units at a price that is greater than the then current Unit Principal Balance, and that elect to amortize premium, to allocate as amortizable bond premium the excess of the cost over the then current Unit Principal Balance to each Underlying Security then held by the Trust by reference to each Underlying Security's Allocation Percentage (as defined above) on the purchase date. U.S. Holders may contact their Morgan Stanley financial advisor for information concerning the Allocation Percentage of each Underlying Security held by the Trust on the relevant purchase date. U.S. Holders are urged to consult their own tax advisors regarding the election to amortize bond premium, including the proper method for allocating premium in respect of a Unit among the Underlying Securities.

     Sale or Exchange of a Unit. Upon a sale or exchange of a Unit, a U.S. Holder generally will recognize capital gain or loss equal to the amount realized on the sale or exchange less its adjusted tax basis in the Unit, except to the extent of any accrued market discount. See the discussion under the subheading "Market Discount" above. For this purpose, the amount realized does not include amounts attributable to accrued but unpaid interest on the Underlying Securities, which will be taxed as such. Any such gain or loss will be long-term capital gain or loss if the Unit is held for more than one year.

     Applicability of Treasury Regulations Section 1.1275-6. Provided that
Section 1272(a)(6)(C)(iii) applies, the Underlying Securities cannot be integrated with a related hedge under Treasury Regulations Section 1.1275-6. Therefore, U.S. Holders will account for the Payment Agreement separately, as described below under the subheading "Taxation of the Payment Agreement."

     Taxation of Underlying Securities if Section 1272(a)(6)(C)(iii) Does Not Apply

     As indicated above, although the IRS has not issued any substantive guidance concerning the application of Section 1272(a)(6)(C)(iii), the Trust intends to take the position that the provision applies to the Underlying Securities. If it were determined that Section 1272(a)(6)(C)(iii) does not apply to the Underlying Securities, U.S. Holders may be able to make an election to integrate, or may be required by the IRS to integrate, their interests in the Underlying Securities and the Payment Agreement under Treasury Regulations Section 1.1275-6. In that event, the U.S. federal income tax treatment of the Units, including the timing and character of a U.S. Holder's income and deductions, would be different from that disclosed herein. For example, among other consequences, all interest earned with respect to the integrated position would constitute original issue discount. U.S. Holders should consult their own tax advisors concerning the availability of, and consequences of making, an integration election if Section 1272(a)(6)(C)(iii) does not apply to the Underlying Securities.

     Taxation of the Payment Agreement

     The Payment Agreement will be treated as a "notional principal contract" for U.S. federal income tax purposes, and will be subject to the Treasury regulations governing the timing of income and deductions in respect of such contracts. Under those regulations, a U.S. Holder will be required, in respect of the periodic payments made during each period, to determine its pro rata share of the difference between the amount the Payment Counterparty is obligated to pay to the Trust and the amount the Trust is required to pay to the Payment Counterparty for that period, and currently to include in or deduct from ordinary income the difference, as the case may be. Under the regulations, and for purposes of determining taxable income in respect of a taxable year that is straddled by a single period, the income or deduction for each period is allocated ratably to each day in the period. It is likely that any such deductions will, in the case of an individual U.S. Holder, generally be classified as "miscellaneous itemized deductions" that may only be deducted to the extent that, in the aggregate, they exceed 2% of the holder's "adjusted gross income" (the "2% Floor"). An individual U.S. Holder's ability to deduct itemized deductions will be limited further if his or her adjusted gross income exceeds a specified amount, currently $100,000 ($50,000 for a married individual filing separately) (the "Overall Limitation on Itemized Deductions"). Prospective individual investors are urged to consult their own tax advisors in respect of such limitations.

     Limitations on Deductibility of Trust Expenses

     Generally, for U.S. federal income tax purposes, U.S. Holders must take into account their full pro rata share of the income received by the Trust, even if some of that income is retained by the Trustee to satisfy trust expenses. A U.S. Holder may (in the case of an individual, subject to an election to itemize deductions) deduct from income its pro rata share of such retained trust expenses. However, the deductibility of such trust expenses will be subject to the 2% Floor and the Overall Limitation on Itemized Deductions described in the preceding paragraph.

     Tax Consequences to Non-U.S. Holders

     As used herein, the term "Non-U.S. Holder" means a holder of a Unit that is for U.S. federal income tax purposes (i) an individual who is classified as a nonresident alien, (ii) a foreign corporation, or (iii) a nonresident alien fiduciary of a foreign estate or trust. "Non-U.S. Holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or disposition of a Unit.

     Payments on Units to a Non-U.S. Holder with respect to an Underlying Security that is issued by a "United States person" for U.S. federal income tax purposes will not be subject to withholding of U.S. federal income tax, provided that, with respect to payments attributable to interest on an Underlying Security:

     o the Non-U.S. Holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of the relevant Security Issuer and is not a controlled foreign corporation related to the relevant Security Issuer through stock ownership; and

     o the Non-U.S. Holder provides a statement (such as a Form W-8BEN) signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder).

     Payments on Units to a Non-U.S. Holder with respect to an Underlying Security that is not issued by a United States person will generally not be subject to withholding of U.S. federal income taxation.

     Gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Unit generally will not be subject to U.S. federal income tax.

     Information Reporting and Backup Withholding

     Information reporting to the IRS and backup withholding may apply in respect of amounts paid by the Trustee to holders of a Unit, unless such holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the information reporting and backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

     Foreign Withholding

     Payments on Underlying Securities issued by foreign Underlying Issuers may be subject to foreign withholding taxes. The imposition of any foreign withholding taxes may reduce the amount available for payments on the Units. Subject to applicable limitations, foreign withholding taxes may be eligible for credit against a holder's U.S. federal income tax liability.


                                 LEGAL MATTERS

     Davis Polk & Wardwell will pass upon certain legal matters relating to the Corporate Bond TRACERS Units for the Depositor and for MS & Co. in its capacity as Underwriter and Administrative Agent. Kennedy Covington Lobdell & Hickman L.L.P will pass upon certain legal matters relating to the Corporate Bond TRACERS Units for the Trustee.

                             INDEX OF DEFINED TERMS

2002 Proposed Regulations..................................................S-42
2% Floor ..................................................................S-44
Administrative Agent.......................................................S-27
Allocation Percentage......................................................S-42
amortizable bond premium...................................................S-43
Business Day...............................................................S-20
Code.......................................................................S-41
Confirmations..............................................................S-37
Corporate Bond TRACERS Units...............................................S-17
Cut-off Date...............................................................S-19
Depositor..................................................................S-17
disqualified underlying security...........................................S-22
Distribution Date..........................................................S-20
DTC........................................................................S-17
Early Repayment............................................................S-37
Early Termination Date.....................................................S-38
eligible underlying security issuer........................................S-28
Excess Expense Event.......................................................S-26
Exchange Act...............................................................S-28
Extraordinary Trust Expenses...............................................S-26
Illegality.................................................................S-38
Interest Payment Dates.....................................................S-19
IRS........................................................................S-42
Liquidation Costs..........................................................S-23
Mandatory Liquidation......................................................S-22
market discount............................................................S-43
Maximum Reimbursable Amount................................................S-26
Moody's....................................................................S-21
MS & Co....................................................................S-27
MSCS.......................................................................S-17
Non-U.S. Holder............................................................S-45
Original Issue Date........................................................S-18
Overall Limitation on Itemized Deductions..................................S-44
Partial Early Repayment....................................................S-37
Participants...............................................................S-38
Payment Agreement..........................................................S-37
Payment Counterparty.......................................................S-37
Pricing Date...............................................................S-18
Principal Distribution Dates...............................................S-20
Record Date................................................................S-20
Record Owner...............................................................S-20
Reimbursement Payment......................................................S-37
Rule 3a-7..................................................................S-24
S&P........................................................................S-21
SEC........................................................................S-18
Securities Act.............................................................S-28
Security Agreement.........................................................S-34
Security Issuers...........................................................S-29
Specified Trust Wind-Up Event..............................................S-38
Tax Event..................................................................S-38
Tax Wind-Up Event..........................................................S-25
Trigger Amount.............................................................S-27
Trust......................................................................S-17

Trust Agreement.............................................................S-17
Trust Property..............................................................S-28
Trust Wind-Up Events........................................................S-23
Trustee.....................................................................S-17
Trustee Fees................................................................S-26
Underlying Distributions....................................................S-19
Underlying Securities.......................................................S-17
underlying security default.................................................S-22
Underwriter.................................................................S-27
Underwriting Agreement......................................................S-39
Unit Principal Balance......................................................S-18
Units.......................................................................S-17
U.S. Holder.................................................................S-41

                                                                     SCHEDULE A

              SCHEDULE OF PAYMENTS ON CORPORATE BOND TRACERS UNITS

     The table below sets forth the anticipated Distribution Dates for the Corporate Bond TRACERS Units and the anticipated distribution per Corporate Bond TRACERS Unit on each Distribution Date. This schedule of payments will be amended upon the early redemption, repayment or Mandatory Liquidation of any Underlying Security. A revised schedule of payments will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the change to holders of the Corporate Bond TRACERS.

     As of September 9, 2003, the Unit Principal Balance of a Corporate Bond TRACERS Unit is $1,000, the Moody's rating for the Corporate Bond TRACERS Units is A3 and the S&P rating for the Corporate Bond TRACERS Units is A-. There will not be any scheduled payment of principal until the Distribution Date following September 26, 2011, the earliest date upon which any of the Underlying Securities mature.

     The amounts set forth under "Scheduled Trust Payments of Interest" below reflect the deduction for expenses of an amount equal to 0.063% of the Unit Principal Balance from each scheduled monthly payment from the Payment Counterparty to the Trust as described under "Description of Corporate Bond TRACERS Units--Expenses" in the prospectus supplement.

                              Scheduled Trust                           Scheduled
                                Payments of      Effective Rate of     Payments of      Unit Principal
   Distribution Date(1)           Interest          Interest(2)         Principal         Balance(3)
-------------------------------------------------------------------------------------------------------
Monthly on the 25th of
each month beginning
October 27, 2003 to
and including
September 26, 2011                 $4.350              5.220%               -               $1,000

October 25, 2011                   $4.350              5.220%              $40              $1,000

November 25, 2011                  $4.113              5.142%               -                $960

December 27, 2011                  $4.113              5.142%               -                $960

January 25, 2012                   $4.113              5.142%              $40               $960

February 27, 2012                  $3.901              5.088%               -                $920

March 26, 2012                     $3.901              5.088%               -                $920

April 25, 2012                     $3.901              5.088%               -                $920

May 25, 2012                       $3.901              5.088%               -                $920

June 25, 2012                      $3.901              5.088%               -                $920

July 25, 2012                      $3.901              5.088%              $40               $920

August 27, 2012                    $3.718              5.070%              $40               $880

September 25, 2012                 $3.527              5.038%              $120              $840

October 25, 2012                   $2.934              4.890%              $160              $720

November 26, 2012                  $2.266              4.856%               -                $560

                              Scheduled Trust                           Scheduled
                                Payments of      Effective Rate of     Payments of      Unit Principal
   Distribution Date(1)           Interest          Interest(2)         Principal         Balance(3)
-------------------------------------------------------------------------------------------------------
December 26, 2012                  $2.266              4.856%              $120              $560

January 25, 2013                   $1.722              4.696%              $120              $440

February 25, 2013                  $1.208              4.529%              $160              $320

March 25, 2013                     $0.575              4.312%              $40               $160

April 25, 2013                     $0.424              4.243%               -                $120

May 28, 2013                       $0.424              4.243%              $80               $120

June 25, 2013                      $0.154              4.627%               -                $40

July 25, 2013                      $0.154              4.627%              $40               $40

---------
(1) If any Distribution Date is not a Business Day, the payment will be made on the next succeeding Business Day.

(2) The October 27, 2003 Interest Payment will accrue from and including the Settlement Date to but excluding October 27, 2003. The Effective Rate of Interest presented for each period is based on the applicable Unit Principal Balance and not on the issue price of the Corporate Bond TRACERS Units.

(3) The Unit Principal Balance is reduced following each scheduled payment of principal.